UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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☐    Soliciting Material Pursuant to §240.14a-12
ARMOUR Residential REIT, Inc.
 (Name of Registrant as Specified In Its Charter)

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ARMOUR RESIDENTIAL REIT, INC.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963
Telephone: (772) 617-4340
March 19, 2026
Dear Stockholder:

ARMOUR Residential REIT, Inc., cordially invites you to attend the 2026 annual meeting of stockholders. We will hold the meeting on Thursday, April 30, 2026, virtually beginning at 8:00 a.m. (EDT). You or your proxy holder may participate and vote virtually, by visiting www.virtualshareholdermeeting.com/ARR2026 and entering the control number on the proxy card or notice of the meeting you received. You are not required to register before the meeting starts. We hope that you will be able to participate. Your feedback and your vote are very important to us.

Whether or not you plan to participate in the meeting, your shares should be represented and voted. After reading the accompanying proxy statement, please vote your shares as soon as possible. Stockholders may vote by Internet, by phone, or by completing and mailing a proxy card if one has been requested. Stockholders may also vote on the annual meeting website during the meeting, as further explained in the proxy statement. Submitting a vote before the meeting will not preclude you from updating your vote on-line during the virtual meeting. In addition, this proxy statement, the notice of annual meeting, the proxy card and our 2025 annual report will be made accessible via the Internet on the Company’s website at www.armourreit.com and at www.virtualshareholdermeeting.com/ARR2026, or mailed, if requested, on or about March 19, 2026.

We look forward to the opportunity to interact with stockholders at the 2026 annual meeting.

On behalf of our Board of Directors, I extend our appreciation for your continued support.

Sincerely,
Scott J. Ulm
Chief Executive Officer and Vice Chairman

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON APRIL 30, 2026
The annual meeting of stockholders of ARMOUR Residential REIT, Inc. (“ARMOUR”) will be held on Thursday, April 30, 2026 at 8:00 a.m. (EDT) by means of a live audio webcast, for the purpose of considering and acting on the following proposals:

(1)To elect eight (8) directors to ARMOUR’s Board of Directors until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified;
(2)To ratify the appointment of Deloitte & Touche LLP as ARMOUR’s independent registered certified public accountants for fiscal year 2026;
(3)To approve, by a non-binding advisory vote, ARMOUR’s 2025 executive compensation;
(4)To approve, by non-binding advisory vote, the frequency of stockholder advisory votes relating to ARMOUR's executive compensation;
(5)To approve ARMOUR's Fourth Amended and Restated 2009 Stock Incentive Plan, a copy of which is attached to this proxy statement as Appendix A, and referred to as the "Fourth Amended Plan"; and
(6)To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the meeting.

Only holders of ARMOUR’s common stock of record at the close of business on March 6, 2026, the record date and time fixed by ARMOUR’s Board of Directors, are entitled to notice of and to vote at the annual meeting. Additional information regarding the proposals to be acted on at the annual meeting can be found in the accompanying proxy statement.

    Our Board of Directors unanimously recommends that you vote your shares “FOR” proposals 1, 2, 3 and 5 and "ONE (1) YEAR" for proposal 4.

By Order of the Board of Directors,
Scott J. Ulm
Chief Executive Officer and Vice Chairman
March 19, 2026

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the Securities and Exchange Commission, we are furnishing our proxy materials, including this proxy statement and our 2025 annual report, to our stockholders via the Internet. During the week of March 19, 2026, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how to access our proxy materials on the Internet. The Notice of Internet Availability also contains instructions on how to vote. Other stockholders, in accordance with their prior requests, will receive an email with instructions on how to access our proxy materials and vote, or will be mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

Important Notice Regarding the Availability of Proxy Materials
for the ARMOUR Annual Meeting of Stockholders to be held on April 30, 2026

This proxy statement and our 2025 annual report are available online at www.virtualshareholdermeeting.com/ARR2026 and www.armourreit.com.

ACCESS TO THE 2026 ANNUAL MEETING

The meeting will be held virtually over the Internet by means of a live audio webcast. Only stockholders who owned common stock as of the close of business on March 6, 2026 will be entitled to attend the meeting. Any stockholder wishing to attend the annual meeting regardless of whether such stockholder’s shares are registered in such stockholder’s name with ARMOUR’s transfer agent, Continental Stock Transfer & Trust Company, or such stockholder’s shares are held in a stock brokerage account or by a bank or other holder of record, may attend virtually by visiting www.virtualshareholdermeeting.com/ARR2026 and entering the control number on such stockholder's proxy card or notice of the meeting. Stockholders are not required to register before the meeting starts.

Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the live audio webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to:

•Vote using the online meeting website; and
•Submit written questions or comments to the Company’s officers during the meeting via the live audio webcast by typing in the field provided on the annual meeting website.

PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of ARMOUR Residential REIT, Inc. (the “Board” or the “Board of Directors”) for the 2026 annual meeting of stockholders to be held by means of a live audio webcast on Thursday, April 30, 2026, at 8:00 a.m. (EDT) (the “annual meeting”). In this 2026 proxy statement (the “proxy statement”), except where the context suggests otherwise, references to “we,” “us,” “ARMOUR” or the “Company” are to ARMOUR Residential REIT, Inc. and its subsidiaries.

Questions and Answers about Proxy Materials, the Annual Meeting and Voting Your Common Shares

Why am I receiving these materials?
The Board has made these proxy materials available to you on the Internet, or has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the annual meeting. As a stockholder, you are invited to participate in the annual meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2025 annual report to our stockholders, by providing access to such documents over the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials. Instead, the Notice of Internet Availability, which was mailed to certain of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

Who is entitled to vote?
    Each holder of record of ARMOUR common stock as of the close of business on March 6, 2026, the record date for the annual meeting, is entitled to participate in and vote at the annual meeting.

How many votes do I have?

    Every holder of a share of common stock on the record date will be entitled to one vote per share for each director to be elected at the annual meeting and to one vote per share on each other matter presented at the annual meeting. As of the close of business on March 6, 2026, the record date for the annual meeting, there were 122,767,466 shares of common stock outstanding and entitled to vote at the annual meeting.

What proposals are being presented at the annual meeting?
    ARMOUR intends to present proposals numbered 1, 2, 3, 4 and 5 for stockholder consideration and voting at the annual meeting. These proposals are for:
(1)Election of eight (8) members of ARMOUR’s Board of Directors until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified;
(2)Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as ARMOUR’s independent registered certified public accountants for fiscal year 2026;
(3)Approval, by a non-binding advisory vote, of ARMOUR’s 2025 executive compensation.
(4)To approve, by non-binding advisory vote, the frequency of stockholder advisory votes relating to ARMOUR's executive compensation; and
(5)Approval of the Fourth Amended Plan.

Other than the matters set forth in this proxy statement and matters incident to the conduct of the annual meeting, we do not know of any business or proposals to be considered at the annual meeting. If any other business is proposed and properly presented at the annual meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matter in their discretion.

How does the Board recommend that I vote?
The Board unanimously recommends that you vote your shares:

(1)“FOR” the election of each of the eight (8) nominees as directors;
(2)“FOR” the ratification of the appointment of Deloitte as ARMOUR’s independent registered certified public accountants for fiscal year 2026;
(3)“FOR” the approval, by a non-binding advisory vote, of ARMOUR’s 2025 executive compensation.
(4)"ONE (1) YEAR" with respect to the frequency of future stockholder advisory votes on executive compensation; and
(5)"FOR" the approval of the Fourth Amended Plan.

How do I gain access to the annual meeting?
All stockholders are invited to participate in the annual meeting. Only stockholders who owned common stock as of the close of business on March 6, 2026 will be entitled to attend the annual meeting. Any stockholder wishing to attend the annual meeting regardless of whether such stockholder’s shares are registered in such stockholder’s name with ARMOUR’s transfer agent, Continental Stock Transfer & Trust Company, or such stockholder’s shares are held in a stock brokerage account or by a bank or other holder of record, may attend virtually by visiting www.virtualshareholdermeeting.com/ARR2026 and entering the control number on such stockholder's proxy card or notice of the meeting. Stockholders are not required to register before the meeting starts. The annual meeting will begin at 8:00 a.m. (EDT).

Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the live audio webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to:

•Vote using the online meeting website; and
•Submit written questions or comments to the Company’s officers during the meeting via the live audio webcast by typing in the field provided on the annual meeting website.

What is a proxy?
    A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. Our Board of Directors is asking you to allow Scott J. Ulm to vote your shares at the annual meeting.

How do I vote?
If your ARMOUR shares are registered in your name you may vote your shares by Internet or telephone, as set forth in the proxy card, or by completing and returning the proxy card you received. If you hold your common stock in an account with a bank or broker (i.e. in “street name”), you may vote by following the instructions on the voting instruction card provided to you by your bank or broker. You or your proxy holder will also be able to vote virtually during the annual meeting by visiting www.virtualshareholdermeeting.com/ARR2026 and using the control number on the proxy card or voting instruction card you received.

May I change or revoke my vote?
    Yes. You may change your vote in one of several ways at any time before your proxy is exercised:
•Vote again via the Internet or by telephone before the annual meeting;
•If you are a holder of record, or a beneficial owner with a proxy from the holder of record, vote virtually at the annual meeting by visiting www.virtualshareholdermeeting.com/ARR2026 and entering the control number on the proxy card or notice of the meeting you received;
•Submit another proxy card if requested (or voting instruction card if received) with a date later than your previously delivered proxy card (or voting instruction card) before the annual meeting; or
•Notify Scott J. Ulm in writing at: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, before the annual meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card.

What is a quorum?
    A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business.

What vote is required in order to approve each proposal?
    For Proposal 1: Election of Directors, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. See “Environmental, Social and Corporate Governance Information - Corporate Governance - Majority Voting for Directors and Director Resignation Policy.” For Proposal 2: Ratification of the Appointment of Independent Registered Certified Public Accountants, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. For Proposal 3: Advisory (Non-Binding) Vote Approving Executive Compensation, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required. For Proposal 4: Advisory Vote on Frequency of Future Stockholder Advisory Votes Relating to ARMOUR's Executive Compensation, the frequency of the advisory vote on executive compensation receiving the greatest number of votes (every one (1), two (2), or three (3) years) will be considered the frequency recommended by stockholders. For Proposal 5: Vote to Approve the Fourth Amended Plan, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required.

    A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), a broker does not have the discretion to vote on Proposal 1 - Election of Directors, Proposal 3 - Advisory (Non-Binding) Vote Approving Executive Compensation, Proposal 4 - Advisory (Non-Binding) Vote on Frequency of Future Stockholder Advisory Votes Relating to Executive Compensation or Proposal 5 - Vote to Approve the Fourth Amended Plan. As a result, no broker will have the discretion to vote on Proposal 1, Proposal 3, Proposal 4 or Proposal 5, but will have the discretion to vote on Proposal 2. Accordingly, all stockholders are encouraged to vote their shares on all proposals.

    Accordingly, for Proposals 1, 3, 4 and 5 above, shares of common stock that are represented by broker non-votes are not included in the determination of the common stock voting on such matter and will not have an effect on the votes, but are counted for quorum purposes. For Proposal 2 above, shares of common stock which are represented by broker non-votes are included in the determination of the common stock voting on such matter and are counted for quorum purposes. For all five Proposals above, shares which abstain from voting on any matter are counted for quorum purposes.

Who will bear the cost of soliciting proxies?
The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail and the Internet, solicitations may also be made by telephone, telegram, facsimile, email or in person by directors, officers or other personnel of the Company, who will receive no additional compensation for such services.

PROPOSAL 1 - ELECTION OF DIRECTORS
Director Nominees

ARMOUR’s Board of Directors is currently comprised of eight (8) members. The eight (8) nominees are listed below. All eight nominees are presently directors of ARMOUR.

If instructed, the proxies indicated in the voting form or proxy card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card will be voted for any such replacement or substitute nominee as may be nominated by our Board.

Director Nominees	Age	Director Since	Current Positions
Scott J. Ulm	67	2009	Chief Executive Officer and Vice Chairman
Daniel C. Staton	73	2009	Non-Executive Chairman
Marc H. Bell	58	2009	Director
Z. Jamie Behar	68	2019	Independent Director
Carolyn Downey	76	2013	Independent Director
Robert C. Hain	72	2009	Independent Director
John P. Hollihan, III	76	2009	Independent Director
Stewart J. Paperin	78	2009	Independent Director

The following is a brief biographical statement for each director nominee:

Scott J. Ulm is the Chief Executive Officer and Vice Chairman. Mr. Ulm was the Co-Chief Executive Officer, Co-Vice Chairman and Head of Risk Management of ARMOUR from November 2009 until March 2024. Mr. Ulm was the Chief Investment Officer until March 2018. Mr. Ulm has been involved in the management of our external manager since March 2008, as a managing member of one of the entities that acts as a general partner of ARMOUR Capital Management LP, our current external manager (“ACM”), since December 2014 and as a Co-Managing Member of ARMOUR Residential Management, LLC (“ARRM”), the predecessor to ACM, from March 2008 to December 2014. Mr. Ulm has also served as a Director, Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management of JAVELIN Mortgage Investment Corp. (“JAVELIN" and former NYSE "JMI") from June 2012 through April 2016. Mr. Ulm also serves as Chairman of the Board and Head of Corporate Finance for BUCKLER Securities LLC (“BUCKLER”), an affiliate of ACM that operates as a broker-dealer registered with the Financial Industry Regulatory Authority ("FINRA") and provides trading and investment banking services to ARMOUR and other financial entities and since 2016, has directly or indirectly owned a minority equity interest in BUCKLER. From 2005 to 2009, Mr. Ulm was Chief Executive Officer of Litchfield Capital Holdings. From 1986 to 2005, he held a variety of senior positions at Credit Suisse both in New York and London, including Global Head of Asset-Backed Securities, Head of United States and European Debt Capital Markets and the Global Co-Head of Collateralized Debt Obligations, both cash and synthetic. At Credit Suisse, he was a member of the Fixed Income Operating Committee and the European Investment Banking Operating Committee. Mr. Ulm holds a B.A. summa cum laude from Amherst College, an M.B.A. from the Yale School of Management and a J.D. degree from Yale Law School.

    As a result of Mr. Ulm’s 30 plus years of experience in structured finance and debt capital markets, including mortgage-backed securities, he is able to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

Daniel C. Staton has been the Non-Executive Chairman of ARMOUR since November 2009 and was the President, Chief Executive Officer and Director of Enterprise Acquisition Corp., a blank check company formed for the purpose of acquiring an operating business (“Enterprise”), from its inception in 2007 until its merger with ARMOUR in November 2009. Mr. Staton was also the Non-Executive Chairman of JAVELIN from June 2012 until April 2016. Since January 2015, Mr. Staton has directly or indirectly owned a minority limited partnership interest in ACM and since 2016, has directly or indirectly owned a minority equity interest in BUCKLER. Mr. Staton has almost 20 years of experience sourcing private equity and venture capital investments. From October of 2018 to December 2023, Mr. Staton was on the board of Shurgard Self Storage Ltd., a publicly listed company on the Belgium Stock Exchange, headquartered in Guernsey with operations in seven European countries. Mr. Staton also served as Chairman of the Board of Storage Realty Trust from 1997 to 1999, when he led its merger with Public Storage (NYSE: PSA), where he served as a Director until he retired from the Board on December 31, 2020, and as Vice Chairman and Director of Terran Orbital Corporation (NYSE: LLAP), an aerospace company that designs and manufactures nanosatellites for the United States government and military (“Terran Orbital”), from July 2014 until October 2024 when Terran Orbital was acquired by Lockheed Martin. Since February 2003, Mr. Staton has been Managing Director of the private equity firm, Staton Capital LLC. Between 1997 and 2007, he was President of The Walnut Group, a private investment firm, where he served as initial investor and Director of Build-A-Bear Workshop, the initial investor in Deal$: Nothing Over a Dollar (until its sale to Supervalu Inc.), and Director of Skylight Financial. Prior to The Walnut Group, Mr. Staton was General Manager and Partner of Duke Associates from 1981 until its initial public offering in 1993, and then served as Chief Operating Officer and Director of Duke Realty Investments, Inc. (NYSE: DRE) until 1997. Mr. Staton supplements his professional network by co-producing and investing in numerous Broadway musicals as well as with relationships with not-for-profit organizations. Mr. Staton majored in Finance at the University of Missouri and holds a B.S. degree in Specialized Business from Ohio University and a B.S. degree in Business (Management) from California Coast University.

    Mr. Staton has extensive experience serving on the boards of directors of private and public companies and sourcing private equity and venture capital investments and brings significant corporate governance expertise to our Board of Directors.

Marc H. Bell has been a director of ARMOUR since November 2009 and was the Chairman of the Board of Directors and Treasurer of Enterprise from its inception in 2007 until its merger with ARMOUR in November 2009. From November 2009 through August 2013, Mr. Bell served as ARMOUR’s Co-Founder, Co-Chairman of the Board of Directors, and Chief Strategy Officer. Mr. Bell was also a director of JAVELIN from June 2012 until April 2016. Since January 2015, Mr. Bell has directly or indirectly owned a minority limited partnership interest in ACM and since 2016, has directly or indirectly owned a minority equity interest in BUCKLER. He was a co-founder and served as the Chairman of Terran Orbital from July 2014 to October 2024 when Terran Orbital was acquired by Lockheed Martin. Mr. Bell also served as Terran Orbital’s Chief Executive Officer since March 2021 until its sale in October 2024. In September 2000, Mr. Bell founded and has since served as managing partner of Marc Bell Capital Partners, LLC, an investment firm. Mr. Bell was the founder and President of Globix Corporation, a full-service commercial Internet Service Provider. Mr. Bell served as Chairman of the Board of Globix Corporation from 1998 to 2003 and Chief Executive Officer from 1998 to 2001. Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc. (NASDAQ: EDGR), an Internet-based provider of filings made by public companies with the SEC, from 1998 to 2000. Mr. Bell has also produced Broadway shows, winning three Tony Awards (Jersey Boys, August: Osage County and Stereophonic) and two Drama Desk Awards. Mr. Bell is a member of the Board of Trustees of New York University. Mr. Bell holds a B.S. degree in Accounting from Babson College and an M.S. degree in Real Estate Development and Investment from New York University.

    Mr. Bell’s experience as managing director of an investment firm, as well as serving on the boards of directors of several public companies, allows him to provide valuable business, leadership, and management advice to our Board of Directors in many critical areas.

    Z. Jamie Behar has been a director of ARMOUR since July 2019. From 2005 to 2015, Ms. Behar was Managing Director, Real Estate & Alternative Investments, for GM Investment Management Corporation (GMIMCo), having previously served as Portfolio Manager at the company for 19 years. Ms. Behar was responsible for the management of approximately $12 billion at peak portfolio value of primarily private market and publicly traded real estate on behalf of both General Motors Company and other unaffiliated clients. She has served on numerous boards within the real estate sector and she brings this investment, real estate and financial expertise to the ARMOUR Board. Ms. Behar currently serves on the Boards of Directors of Shurgard Self Storage Ltd. (EBR: SHUR), Sila Realty Trust (NYSE: SILA) and Benefit Street Partners Multifamily Trust, a non-traded multifamily REIT, and as an independent member of the CBRE Investment Management - Indirect Investment Committee. Ms. Behar is a member of the Real Estate Investment Advisory Council of the National Association of Real Estate Investment Trusts (Nareit), and serves as co-chair of the PREA Governance Committee. Ms. Behar previously served on the boards of directors of Sunstone Hotel Investors, Gramercy Property Trust, Forest City Realty Trust, the Broadstone Real Estate Access Fund, Desarrolladora Homex, SAB de CV and Hospitality Europe, B.V. as well as on the Board of Directors of the Pension Real Estate Association (PREA), having held the position of Board Chair of PREA from March 2010 to March 2011. Ms. Behar holds a B.S. in Economics (magna cum laude) from The Wharton School, University of Pennsylvania, and an M.B.A. from Columbia University Graduate School of Business. Ms. Behar is a Chartered Financial Analyst (CFA) charterholder. In December 2018, Ms. Behar was the recipient of Nareit’s E. Lawrence Miller Industry Achievement Award for her contributions to the REIT industry.

Ms. Behar’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, and allow her to provide significant expertise in accounting and financial matters and in analyzing and evaluating financial statements.

Carolyn Downey has been a director of ARMOUR since September 2013. Ms. Downey has nearly 30 years of institutional capital markets experience working with leading institutions in global finance. From 1989 through 2007, Ms. Downey held various executive positions at, including as a Managing Director of, RBS Greenwich Capital, a fixed-income sales, trading and finance firm serving institutional clients, and a U.S. Government securities primary dealer. At RBS Greenwich Capital, Ms. Downey was responsible for relationships with real-estate investment trusts, financial institutions, hedge funds, investment managers and proprietary trading desks, participated in structuring and distribution of net interest margin securities, commercial mortgage securities and collateralized mortgage obligations, and advised on hedging strategies using derivative products and synthetic swaps. Prior to her time at RBS Greenwich Capital, Ms. Downey was a Vice President of Fixed Income Sales at Salomon, Inc. from 1981 through 1989, where she was for some time responsible for residual product placement and other equity tranches of structured debt and sourcing residuals from mortgage originators and security issuers. Ms. Downey also previously served as a mortgage product specialist in London and a thrift specialist in New York.

Ms. Downey holds a B.A. degree from St. Mary’s College, a B.S. degree in Accounting from Boston University and an M.B.A. degree from the Stanford University Graduate School of Business. Through 2020, Ms. Downey served on the Advisory Board of St. Ann School, East Harlem, a partnership of patrons, the Archdiocese and school leaders. She previously served on the Board of Directors of the Student Sponsor Partners.

    As a result of Ms. Downey’s 30 plus years of experience in structured finance, investment banking and capital markets, she provides significant financial, leadership and management advice to our Board of Directors in many critical areas.

Robert C. Hain has been a director of ARMOUR since November 2009. Mr. Hain was also a director of JAVELIN from June 2012 until April 2016. Mr. Hain became a director and the Chairman of City Financial Investment Company Limited (“City Financial”), a private manager of funds organized under the laws of the United Kingdom and authorized by the Financial Conduct Authority, in January 2006, and was the Chief Executive from February 2018 to March 2019. In March 2019 and during Mr. Hain’s service as a director and acting Chief Executive, the directors of City Financial voluntarily placed City Financial into administration pursuant to the insolvency laws of England and Wales. Investment funds managed by City Financial were transferred to other regulated investment managers. Mr. Hain was also director of Wittering Limited from 2008 to 2018, which was engaged in asset management in the United Kingdom, Europe, Hong Kong, Singapore, and the United States. Mr. Hain is currently a director of White Desert Limited, a luxury hotelier operating in Antarctica, President of Laurier Partners, a specialist consulting firm in Nova Scotia, and a director of Sapori Italian Street Food Limited, a restaurant group in Nova Scotia. Previously, Mr. Hain was a director, Chairman and Chief Executive of Sound Diplomacy Holdings Ltd., a London-based group of economics consultancies, from 2014 to 2024, a director and Vice Chairman of Chika’s Wholefoods Africa Limited, based in Nigeria and a major shareholder of Minois Limited, a

British snack food distributor of which he was Chairman, from 2017 to 2023, and a director of HomeChoice International Plc (Mauritius), a retailer of home furnishings to South Africans listed on the Johannesburg Stock Exchange from 2014 to 2022. He was a partner at Shadbolt Partners LLP from 2005 to 2018, a director of Majorpoint Limited from 2006 to 2014 and Kingsway Consultancy Limited from 2007 to 2017, the Non-Executive Chairman of Dundee Wealth SA (Luxembourg) from 2007 to 2009, a director of Tailwind Financial Inc. (Canada) from 2006 to 2009 and the Vice Chairman of CSS Stellar Holdings Inc. from 2005 to 2006. Mr. Hain was also the Chief Executive Officer of Invesco UK (Invesco Perpetual), a prominent British asset manager, from 2002 to 2004, and Chief Executive Officer of Invesco Canada (AIM Trimark), a Canadian mutual fund company, from 1998 to 2002. Mr. Hain was a member of the Executive Management Committee of Amvescap Plc (now Invesco Ltd.), from 1998 to 2005. Mr. Hain holds degrees from the University of Toronto (Innis College) and the University of Oxford (Merton College).

Mr. Hain’s extensive experience managing investments allows him to provide our Board of Directors with valuable knowledge regarding financial markets and investment opportunities.

John “Jack” P. Hollihan, III has been a director of ARMOUR since November 2009. Mr. Hollihan was also a director of JAVELIN from June 2012 until April 2016. Mr. Hollihan has over 40 years of investment banking and investment experience. Mr. Hollihan has served as Executive Chairman of Litchfield Capital Holdings Inc. (Florida) since 2005, as a board member of several privately held companies in the United States and United Kingdom, and since 2019 as a partner of Good Housing Partnership LLC (Montana), for US affordable housing development. Mr. Hollihan was also a trustee of American Financial Realty Trust (NYSE: AFR) from 2005 until its sale in 2008. From 2000 to 2002, Mr. Hollihan was the Head of European Industry Investment Banking for Banc of America Securities (“BAS”), where he was a member of the BAS European Capital Committee and Board, and where he had responsibility for a loan book of approximately $8 billion. Prior to that, from 1986 to 2000, Mr. Hollihan was Head of Global Project and Asset Based Finance and Leasing at Morgan Stanley and was a member of the Morgan Stanley International Investment Banking Operating Committee. In that capacity, he managed approximately $45 billion in asset based and structured financings and leasing arrangements. Mr. Hollihan holds B.S. (Wharton) and B.A. degrees from the University of Pennsylvania, and a J.D. from the University of Virginia School of Law.

Mr. Hollihan’s 40 plus years of investment banking and investment experience provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets and housing.

Stewart J. Paperin has been a director of ARMOUR since November 2009. Mr. Paperin served as a member of Enterprise’s Board of Directors from its inception in July 2007 to its merger with ARMOUR in November 2009. Mr. Paperin was also a director of JAVELIN from June 2012 until April 2016. Mr. Paperin currently serves as the managing member of Leopard Rock Property Group and LionRock Partners LLC, real property development and investment firms located in Southern California. Mr. Paperin also served as a director of the Board of Directors of Thunder Bridge Acquisition, Ltd., a blank check company formed to acquire an operating business in the financial technology industry, until its acquisition of Hawk Parent Holdings LLC in July 2019, a full-service provider of electronic transaction processing services. He also served on the Board of Directors of Thunderbridge II, a blank check company which acquired Indie Semiconductor, Inc., a company serving the automotive industry, until June 2021. Mr. Paperin also served as a director of Thunderbridge IV, a blank check company organized to acquire emerging businesses until its acquisition in December 2024 of Coincheck Inc., the leading Japanese broker of cryptocurrencies. Mr. Paperin served as Executive Vice President of the Soros Foundation, a worldwide private philanthropic foundation, from 1996 to 2013, where he oversaw financial, administrative and economic development activities. From 1996 to July 2005, Mr. Paperin served as a Senior Advisor and portfolio manager for Soros Fund Management LLC, a financial services company, and from July 2005 to June 2014, he served as a consultant to Soros Fund Management LLC. From 1996 to 2007, Mr. Paperin served as a director of Penn Octane Corporation (NASDAQ: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas. Prior to joining the Soros organizations, Mr. Paperin served as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, from 1990 to 1993, and as Senior Vice President and Chief Financial Officer of Western Union Corporation, a provider of money transfer and message services, which was controlled by Brooke Group, from 1988 to 1990. Prior to Western Union Corporation, Mr. Paperin served as Chief Financial Officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1988 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Prior to Datapoint Corporation, Mr. Paperin served as a financial officer of Pepsico Corporation (NYSE: PEP) from 1980 to 1985 and as a management consultant at Cresap McCormick & Paget from 1975 to 1980. Mr. Paperin also served as a member of the Board of Directors of Community Bankers Acquisition Corp., a blank check company formed to acquire an operating business in the banking industry. Mr. Paperin also served on the Boards of Directors of several telecommunications firms including Svyazinvest, the national telecommunications firm of Russia and on the Boards of Directors of three banks in Eastern Europe. Mr. Paperin holds a B.A. degree and an M.S. degree from the State University of New York at Binghamton. He is a member of the Council on Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York.

    Mr. Paperin’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, and allows him to provide significant expertise in accounting and financial matters and in analyzing and evaluating financial statements.
Recommendation of the Board of Directors
ARMOUR’s Board of Directors unanimously recommends a vote “FOR” each of the eight nominees for director.

ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE ("ESG") INFORMATION

ARMOUR is committed to responsible business practices that support long-term stockholder value. Our approach to ESG matters reflects the nature of our business as a residential mortgage REIT, our commitment to strong corporate governance, and our role in supporting the U.S. housing finance market.

Environmental

As a financial services organization, ARMOUR’s direct environmental footprint is limited. Nonetheless, we seek to operate our business responsibly by promoting efficient use of resources and sustainable workplace practices. ARMOUR has no employees and all day-to-day management activity is conducted by ACM. ACM operates from leased office space in Vero Beach, Florida. Within this environment, ACM seeks to reduce energy usage, encourage recycling and minimize waste.

Environmental initiatives include:

Energy Efficiency

•LED lighting throughout office space
•Window treatments designed to reduce HVAC demand
•Power management settings on computers and printers
•Use of ENERGY STAR® certified equipment

Resource Conservation

•Low-flow water fixtures to reduce water consumption
•Filtered water systems to reduce reliance on single-use plastics

Recycling and Waste Reduction

•Recycling programs for paper, glass, aluminum and electronics
•Recycling of batteries and printer cartridges
•Reduced office paper consumption through electronic records and communications

These efforts reflect ARMOUR’s commitment to operating responsibly while minimizing the environmental impact associated with our workplace.

Social

ARMOUR’s most significant social contribution arises from its core investment activities. By investing in residential mortgage-backed securities, ARMOUR helps provide liquidity to the housing finance system and supports mortgage availability for homeowners across the United States.

Homeownership plays an important role in wealth creation, financial stability and community development. Through disciplined investment and risk management practices, ARMOUR supports the functioning of the U.S. residential mortgage market and contributes to broader economic stability.

Community Engagement

ARMOUR and its employees believe that supporting the communities in which we live and work is an important part of responsible corporate citizenship. Employees are encouraged to contribute time and financial resources to charitable organizations and civic initiatives.

Areas of focus supported by employees include:

•Food security and hunger relief
•Affordable housing initiatives
•Children’s health and social services
•Mental health awareness

Human Capital

ARMOUR believes that its employees are its most important asset. ACM seeks to foster a collaborative, inclusive and supportive work environment where employees can thrive both professionally and personally. ACM offers competitive compensation and benefits designed to attract and retain talented professionals while supporting employee well-being and professional development. ACM is committed to equal opportunity employment and does not discriminate on the basis of race, color, religion, sex, national origin, age, disability, veteran status, sexual orientation or any other characteristic protected under applicable law. These practices contribute to a stable workforce and historically low voluntary turnover.

A copy of ARMOUR's ESG report as of March 2024 is available on ARMOUR’s website at www.armourreit.com under "ESG." Information provided on our website is not part of this proxy statement and not incorporated herein.

Corporate Governance

ARMOUR is committed to strong corporate governance practices designed to promote accountability, transparency and alignment with stockholder interests. Our Board of Directors brings significant experience in financial markets, investment management and corporate leadership. The Board combines independent oversight with deep industry knowledge and diverse perspectives.

Key governance practices include:

•Majority independent Board (63%)
•Female representation on the Board (25%)
•Ethnic and racial diversity (13%)
•Annual election of directors
•Majority voting standard and Director Resignation Policy
•Stock ownership guidelines for directors and executive officers
•Prohibition on pledging or hedging ARMOUR stock
•Written Board and committee charters with annual self-assessments
•Regular executive sessions of independent directors

These governance practices help ensure effective oversight and alignment with long-term stockholder interests.

Independence of Directors

We adhere to the rules of the NYSE in determining whether a director is independent. The NYSE requires that a majority of our Board of Directors be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of our Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that Mses. Downey and Behar and Messrs. Hain, Hollihan and Paperin are independent directors.

Role of the Board of Directors; Risk Management

Our Board of Directors plays an active role in overseeing management and representing the interests of stockholders. The roles of Chief Executive Officer and Chairman of the Board are held by different individuals. Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business bi-annually. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk. Oversight responsibility for each risk is allocated among the full Board of Directors and its committees, and specific Board of Director and committee agendas are developed accordingly.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and adopted Charters for each of these committees. The Compensation Committee and Nominating and Corporate Governance Committee each has three directors, and the Audit Committee has 4 directors. All committees are composed exclusively of independent directors, as defined by the listing standards of the NYSE. Also, our Board of Directors has affirmatively determined that each member of our Compensation Committee is independent for Compensation Committee purposes based on the more stringent independence standards imposed by applicable NYSE and SEC rules. Such individuals are intended to be, to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), non-employee directors.

Board and Committee Meetings

During the year ended December 31, 2025, our Board of Directors held ten meetings and acted by written consent in lieu of a meeting on twelve occasions. Our Audit Committee held four meetings and acted by written consent in lieu of a meeting on one occasion, our Compensation Committee held two meetings and acted by written consent in lieu of a meeting on one occasion, and our Nominating and Corporate Governance Committee held one meeting and acted by written consent in lieu of a meeting on one occasion. Each of our directors attended at least 75% of the meetings of the Board of Directors and of the Board’s committees on which they served during 2025. The Company does not have a policy with regard to Board members' attendance at annual meetings. Our management director conducted last year's annual meeting and three non-executive directors were in attendance.

Lead Independent Director

Our independent directors designated John Hollihan, III as our lead independent director. The lead independent director coordinates the activities of our other independent directors. In addition to the duties of all members of the Board of Directors, the lead independent director has the following additional responsibilities and authority:

•presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chairman;
•scheduling, developing the agenda for, and presiding at executive sessions of the independent directors;
•advising the Chairman and/or the Board of Directors as to the decisions reached, if any, at each executive session;
•serving as the principal liaison between the independent directors, the Chairman and the Chief Executive Officer;
•advising the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•assisting the Board of Directors and the Nominating and Corporate Governance Committee in better ensuring compliance with and implementation of our Corporate Governance Guidelines; and
•recommending to the Chairman, at the direction of the independent directors, the retention of outside advisors and consultants who report directly to the Board of Directors on Board-wide issues.

    Our Board of Directors has adopted a lead independent director charter. A copy of the lead independent director charter is available on ARMOUR’s website at www.armourreit.com under "Governance - Governance Documents.” Information provided on our website is not part of this proxy statement and not incorporated herein.

Audit Committee

The members of our Audit Committee are Messrs. Paperin, Hollihan and Hain and Ms. Behar, with Mr. Paperin serving as chairman. The Audit Committee is responsible for, among other things:

•engaging independent certified public accountants;
•reviewing with the independent certified public accountants and the Company's internal audit function, the plans and results of the audit engagement;
•approving professional services provided by the independent certified public accountants;
•reviewing the independence of the independent certified public accountants;
•considering the range of audit and non-audit fees;
•reviewing the adequacy of our internal accounting controls;
•reviewing disclosures and the Company’s officer certification process regarding the design and operation of the Company’s internal control over financial reporting;
•reviewing and approving the Company’s related party transactions;
•preparing Audit Committee reports; and
•periodically monitoring and overseeing our information and cybersecurity risks, including reviewing and approving any information and cybersecurity policies, procedures and resources, and reviewing our information and cybersecurity risk assessment, detection, protection, and mitigation systems.

A copy of the Audit Committee Charter is available on ARMOUR’s website at www.armourreit.com "Governance - Governance Documents.” Information provided on our website is not part of this proxy statement and not incorporated herein.

Financial Experts on Audit Committee

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined by the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our Board has determined that each member of our Audit Committee is financially literate under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act.

In addition, a listed company must certify to the NYSE that the Audit Committee will have at least one member who has past accounting or related financial management expertise as the Board interprets such qualification in its business judgment. Our Board of Directors has determined each of Messrs. Hain, Hollihan and Paperin and Ms. Behar satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The Compensation Committee consists of Messrs. Hain and Paperin and Ms. Behar. Mr. Hain chairs our Compensation Committee. The Compensation Committee is responsible for, among other things:

•overseeing the evaluation of the performance of our officers;
•reviewing and approving any compensation payable to our officers by the Company (excluding any compensation payable by our external manager, ACM);
•reviewing and recommending to our Board of Directors any compensation for our directors;
•evaluating annually the performance of ACM;
•reviewing annually, the fees and expenses payable to ACM under the management agreement between the Company and ACM;
•reviewing annually, the Company's equity-based plans, including the executive equity incentive plan and director equity program;
•approving adoption of Company compensation plans not requiring stockholder approval and recommending for Board approval, Company compensation plans requiring stockholder approval;
•reviewing and discussing with management disclosures under the section in this proxy statement titled “Compensation Discussion and Analysis,” as required by the SEC; and
•preparing Compensation Committee reports.

A copy of the Compensation Committee Charter is available on ARMOUR’s website at www.armourreit.com under "Governance - Governance Documents.” Information provided on our website is not part of this proxy statement and not incorporated herein.

Compensation Committee Interlocks and Insider Participation

Each of the members of the Compensation Committee is an independent director as required under NYSE listing standards. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. There were no relationships during the 2025 fiscal year and no transactions during the 2025 fiscal year involving us, any of our executive officers, any of the directors who served as members of the Compensation Committee or any other directors for any part of the 2025 fiscal year that would require disclosure by us under the SEC rules requiring disclosure of certain relationships and related-party transactions due to any service on the boards or compensation committees of the Company and another entity.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Hollihan, Ms. Behar and Ms. Downey. Mses. Behar and Downey co-chair our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:

•    seeking, considering and recommending to the Board qualified candidates for election as directors;
•    periodically preparing and submitting to our Board of Directors for adoption the committee’s selection criteria for director nominees;
•    reviewing and making recommendations on matters involving the general operation of our Board of Directors and our corporate governance;
•    oversight of corporate actions and disclosure, as is determined to be advisable, relating to material ESG matters that may impact long-term performance and risk management strategies in anticipation of changing investor demands and regulatory requirements;
•    annually recommending to the Board nominees for each committee of the Board; and

•    facilitating the assessment of the Board’s performance as a whole and of the individual directors and reporting thereon to our Board of Directors.

The Nominating and Corporate Governance Committee will identify, evaluate and recommend candidates to become members of the Board with the goal of creating a Board with a broad and diverse set of skills, expertise, experience, and background, among other things, and will include his or her independence pursuant to the requirements of the NYSE as part of its criteria. Recommendations for Board candidates may also be submitted to the Nominating and Corporate Governance Committee by the Company’s stockholders in accordance with the Company’s policy set forth in the Nominating and Corporate Governance Committee Charter. Candidates will be reviewed in the context of current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. A copy of the Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines are available on ARMOUR's website at www.armourreit.com under “Governance - Governance Documents.” Information provided on our website is not part of this proxy statement and not incorporated herein.

Director Compensation

Annual Cash and Equity Retainers. In 2025, we paid our non-management directors an annual retainer of $132,000; 50%, or $66,000 of this retainer, was payable in cash and 50%, or $66,000 of this retainer, was payable in common stock, cash, or a combination of stock and cash (e.g., to cover estimated income taxes) at the option of the director.

Committee Annual Cash Retainers. In 2025, we paid our directors annual retainers for the additional Board responsibilities associated with the below roles.

	Daniel C. Staton	Z. Jamie Behar	Carolyn Downey	Robert C. Hain	John P. Hollihan, III	Stewart J. Paperin
Lead Independent Director	$—	$—	$—	$—	$35,000	$—
Non-executive Chairman	35,000	—	—	—	—	—
Audit Committee Chairman	—	—	—	—	—	35,000
Compensation Committee Chairman	—	—	—	25,000	—	—
Nominating and Corporate Governance Committee Co-chair	—	12,500	12,500	—	—	—
Audit Committee Member	—	35,000	—	35,000	35,000	35,000
Totals	$35,000	$47,500	$12,500	$60,000	$70,000	$70,000

Each non-management director could elect to have all or a portion of their annual cash retainer and committee annual cash retainer(s) payable in shares of common stock or fully vested restricted stock units, as described below under "Non-Management Director Compensation and Deferral Program" and set forth in the 2025 Director Compensation Table, as applicable. All per share amounts, common shares outstanding and stock-based compensation amounts for the periods presented reflect the one-for-five reverse stock split (the “Reverse Stock Split”), which was effective September 29, 2023.

January 2021 Equity Grants. In January 2021, our Compensation Committee and Board of Directors approved grants to our non-management directors, totaling 2,500 shares of stock to each of our non-management directors under ARMOUR's Third Amended and Restated 2009 Stock Incentive Plan (the "Plan") pursuant to the time-based vesting schedules as follows:

•All 2,500 shares of stock granted to Messrs. Paperin, Hollihan, Hain, Staton and Bell, and Mses. Behar and Downey have fully vested.

In January 2021, our Compensation Committee and Board of Directors also approved grants, totaling 12,650 shares of stock to each of Messrs. Staton and Bell through ACM for services provided to and through ACM for the benefit of ARMOUR under the Plan pursuant to the time-based vesting schedules as follows:

•the grants vest over 26 quarters as follows: 480 shares vested on February 20, 2021 with an additional 480 shares vesting on each following May 20, August 20, and February 20, through August 20, 2026. Additionally, 500 shares vested on November 20, 2021 with an additional 500 shares vesting on each following November 20, through November 20, 2026 and 500 shares vesting on February 20, 2027 and 510 shares vesting on May 20, 2027, at which time all shares shall have vested.

February 2023 Equity Grants. In February 2023, our Compensation Committee and Board of Directors approved grants to our non-management directors, totaling 8,000 shares of stock to each of our non-management directors under the Plan pursuant to the time-based vesting schedules as follows:

•the grants vest over a five year period as follows: 400 shares vested on February 20, 2023 with an additional 400 shares vesting on each following May 20, August 20, November 20, and February 20, through November 20, 2027, at which time all shares shall have vested.

December 2025 Equity Grants. In December 2025, our Compensation Committee and Board of Directors approved grants to our non-management directors, totaling 12,857 shares of stock to each of our non-management directors under the Plan pursuant to the time-based vesting schedules as follows:

•the grants vest over 20 quarters as follows: 643 shares vested on February 20, 2026 with an additional 643 shares vesting on each following May 20, August 20, November 20, and February 20, through February 20, 2030. Additionally, 642 shares will vest on May 20, 2030, August 20, 2030 and October 20, 2030, at which time all shares shall have vested.

    Directors may elect to receive a portion of their awards in cash solely to cover estimated income taxes due on vested stock.

Non-Management Director Compensation and Deferral Program. In December 2019, the Compensation Committee recommended and the Board approved, the Non-Management Director Compensation and Deferral Program (the “Deferral Program”). The Deferral Program became effective on January 1, 2020. Under the Deferral Program, each non-management director may elect to receive his or her annual retainers, including committee annual retainers, either in cash, in shares of unrestricted stock, or in fully-vested restricted stock units (or a combination thereof). Non-management directors must make the election in writing in advance of the calendar year to which the election relates (or, when a non-management director joins the Board, within 30 days of joining the Board). The shares of unrestricted stock and/or the deferred restricted stock units, if chosen, will be issued to the non-management director at the end of each calendar quarter based on the cash retainer earned for that quarter and converted into a number of shares or units based on the closing price for the common stock on the NYSE on such date. If a non-management director chooses to receive fully-vested deferred stock units, the director’s election must also indicate (1) when the units will be settled, such as the director’s separation from service (including retirement), a specified future date, or January 1st of the year following a chosen anniversary of the grant date, and (2) whether the units will be settled in a lump sum or in annual installments (not to exceed 10 years). Notwithstanding a director’s election, the deferred stock units will be settled in a lump sum upon the director’s earlier death or disability or upon an earlier change of control of ARMOUR. In any event, the deferred stock units will be settled in shares of common stock.

    The Compensation Committee is committed to the ongoing review and evaluation of our non-executive director compensation levels and program. We have adopted a policy designed to ensure that non-executive directors and executive officers attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. We have established stock ownership targets for non-executive directors to beneficially own ARMOUR common shares with a basis equal to a minimum of three times their annual base cash retainer (currently $66,000), or $198,000. The targets for our Chief Executive Officer, our

Chief Financial Officer and Co-Chief Investment Officers are $2,000,000, $1,000,000 and $750,000, respectively. Target ownership levels are to be achieved within five years or less from the date the policy was adopted or within five years or less from the date the non-executive director or executive officer was appointed and, after achievement, are to be maintained. Such maintenance requirement will be deemed to be satisfied notwithstanding any subsequent change in the market value of common stock holdings. All ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met. As of the date of this proxy statement, all of our directors are in compliance with this policy.

    We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits.

    Any member of our Board of Directors who is also an officer of ARMOUR or an officer or employee of ARMOUR's affiliates does not receive any compensation from us for serving on our Board of Directors. All members of our Board are reimbursed for their costs and expenses of serving on the Board, including costs and expenses of attending all meetings of our Board and our committees.

    The following table summarizes the compensation that we paid to our non-executive directors in 2025.

2025 Director Compensation

Name	Directors Retainer Earned or Paid in Cash (1)	Directors Retainer Earned or Paid in Stock (2)	Stock Awards (3)	Total
Daniel C. Staton	$167,000	$—	$216,898	$383,898
Marc H. Bell	$132,000	$—	$216,898	$348,898
Z. Jamie Behar	$179,500	$—	$216,898	$396,398
Carolyn Downey	$78,500	$66,000	$216,898	$361,398
Robert C. Hain	$192,000	$—	$216,898	$408,898
John P. Hollihan, III	$202,000	$—	$216,898	$418,898
Stewart J. Paperin	$136,000	$66,000	$216,898	$418,898

(1)Represents annual directors retainers of $66,000 (plus any portion of the second $66,000 in annual retainer that a director elects to receive in cash) and committee annual cash retainers (which may be paid either in cash, in shares of unrestricted stock, or in fully-vested restricted stock units pursuant to the Non-Management Director Compensation and Deferral Program).
(2)Represents annual directors retainers of $66,000, which may be paid in stock, cash or a combination of stock and cash (e.g., to cover estimated income taxes) at the option of the director. To the extent a director elects to receive directors fees in stock, shares are distributed quarterly with the actual number of shares being based on the reported closing trade price of ARMOUR common stock on the NYSE at the end of each quarter.
(3)Represents the fair value of stock awards granted during the year as of the grant date. Each stock award was valued at the closing market price of our common stock on the date of grant, which reflects the value of future dividends. The amounts reflect the aggregate grant date fair value calculated in accordance with ASC 718. For additional information regarding assumptions underlying the valuation of equity awards and the calculation method, please refer to Note 9 to our Consolidated Financial Statements, which are contained in our Annual Report on Form 10-K for the year ended December 31, 2025. The aggregate number of stock awards remaining unvested at December 31, 2025 were as follows: for Messrs. Staton and Bell, 19,007 shares each. For Mses. Behar and Downey and for Messrs. Hain, Hollihan and Paperin, 16,057 shares each.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all our directors and officers. We do not have any employees. The code of business conduct and ethics is available at our website at www.armourreit.com under “Investor Relations - Governance Documents.” Any amendments or waivers thereto will be provided on our website within four business days following the date of the amendment or waiver. Information provided on our website is not part of this proxy statement and not incorporated herein.

Corporate Governance Guidelines

Our Board of Directors has adopted a set of corporate governance guidelines, which provide a framework within which the Board and its committees direct the affairs of ARMOUR. The corporate governance guidelines address the roles of the Board and management, functions of the Board, qualifications for directors, director independence, ethics and conflicts of interest, among other matters. The corporate governance guidelines are available at our website at www.armourreit.com under “Investor Relations - Governance Documents.”

Requesting Corporate Governance Documents

Our code of business conduct and ethics, corporate governance guidelines and lead independent director and committee charters are available at our website at www.armourreit.com. Copies of these documents are also available in print to any stockholder who requests them. Requests should be sent to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Gordon Harper.

Communication with the Board of Directors, Independent Directors and the Audit Committee

    Our Board of Directors may be contacted by any party via mail at the address listed below:

Chairman
Board of Directors
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full Board, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. The independent directors can be contacted by any party via mail at the address listed below:

Lead Independent Director
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

The Audit Committee has adopted a process for anyone to send communications to the Audit Committee with concerns or complaints concerning our Company’s regulatory compliance, accounting, audit or internal controls issues. The Audit Committee can be contacted by any party via mail at the address listed below:

Chairman
Audit Committee
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

ARMOUR’s Mortgage REIT Peer Group

    We refer to the FTSE NAREIT Mortgage REIT Home Financing index of 20 companies to identify overall performance and other trends in the mortgage REIT industry. We have also identified a focused peer group of six publicly-traded mortgage REITs that we believe are most directly comparable to ARMOUR. The peer group companies are: AGNC Investment Corp., Dynex Capital, Inc., Invesco Mortgage Capital, Inc., Annaly Capital Management, Inc., Orchid Island Capital and Two Harbors Investment Corp. In addition to reviewing general industry trends and market and regulatory factors applicable to our Company, our management carefully reviews these specific companies periodically as part of the process of developing appropriate operating, corporate governance and compensation practices and policies for our Company, including using such review as a factor in considering executive pay.

Cybersecurity

We rely on our financial, accounting and other data processing systems. Computer malware, viruses, computer hacking and phishing attacks have become more prevalent in our industry and may occur on our systems. Although we have not detected a material cybersecurity breach to date, other financial services institutions have reported material breaches of their systems, some of which have been significant. Even with all reasonable security efforts, not every breach can be prevented or even detected; as such, it is possible that we have experienced an undetected breach. There is no assurance that we, or the third parties that facilitate our business activities, have not or will not experience a breach. It is difficult to determine what, if any, negative impact may directly result from any specific interruption or cyber-attacks or security breaches of our networks or systems (or the networks or systems of third parties that facilitate our business activities) or any failure to maintain performance.

ACM has established an Information Technology Steering Committee (the "ITSC") to help mitigate technology risks including cybersecurity. One of the roles of the ITSC is to oversee cyber risk assessments, monitor applicable key risk indicators, review cybersecurity training procedures, oversee the Company’s Cybersecurity Policies, including an incident response plan, and engage third parties to conduct periodic penetration testing. Our cybersecurity risk assessment includes an evaluation of cyber risk related to sensitive data held by third parties on their systems. There is no assurance that these efforts will effectively mitigate cybersecurity risk and mitigation efforts are not an assurance that no cybersecurity incidents will occur.

In addition, our Audit Committee periodically monitors and oversees our information and cybersecurity risks including reviewing and approving any information and cybersecurity policies, procedures and resources, and reviewing our information and cybersecurity risk assessment, detection, protection, and mitigation systems.

Investor Outreach

In our continuing effort to promote dialogue with our investors about our business, ESG concerns, and executive compensation practices, we contacted stockholders who reportedly held 90,000 or more of our common shares outstanding. These 57 stockholders are all institutional investors and collectively held approximately 52% of our common shares outstanding as of December 31, 2025. According to CapIQ, as of December 31, 2025, institutional investors held approximately 56.2% of our shares of common stock outstanding, while the other approximately 43.8% was represented largely by individual retail investors, including our directors and officers who collectively owned approximately 0.27% of our common shares outstanding. While we value the views of all of our stockholders, we believed that outreach efforts focused on our largest stockholders would provide us timely and representative insights more efficiently. Institutional investors may contact us directly at investor@armourreit.com with the word “engagement” in the subject line to schedule a discussion anytime during the year. We are also committed to ongoing engagement with prospective and former institutional stockholders as well. These direct outreach efforts have resulted in ongoing and prospective dialogues with over 60+ additional significant institutional investors in our space. We look forward to continuing constructive engagement with our stockholders and prospective stockholders on these important topics.

Majority Voting for Directors and Director Resignation Policy

    Our Amended and Restated Bylaws (the “Bylaws”) provide that a director nominee will be elected by receiving the affirmative vote of the majority of votes cast on the election of such nominee on a per nominee basis in an uncontested election (which occurs when the number of director nominees is the same as the number of directors elected). The Bylaws further provide that any director nominee who is an incumbent director but who is not elected by the vote required in the Bylaws, and with respect to whom no successor has been elected, shall promptly tender his or her offer to resign to our Board for its consideration following certification of the stockholder vote. Within 90 days following certification of the stockholder vote, our Nominating and Corporate Governance Committee shall consider the tendered resignation offer and make a recommendation to our Board whether or not to accept such offer, and our Board shall act on the Nominating and Corporate Governance Committee’s recommendation. In determining whether to accept the resignation, our Nominating and Corporate Governance Committee and Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation, including, among other things, whether accepting the resignation of such director would cause the Company to fail to meet any applicable stock exchange or SEC rules or requirements. Thereafter, our Board shall promptly and publicly disclose its decision-making process regarding whether to accept the director’s resignation offer or the reasons for rejecting the resignation offer, if applicable, on a Form 8-K. A director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or our Board’s action regarding whether to accept such resignation offer. If our Board does not accept the director’s resignation, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation as provided for in the Bylaws or removal as provided for by the Maryland General Corporate Law.

    In a contested election, the director nominees who receive a plurality of votes cast will be elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than the other nominees are elected to our Board, regardless of whether or not they receive a majority of the votes cast.

Director and Executive Officer Minimum Stock Ownership and Retention Guidelines

    We have adopted a policy designed to ensure that non-executive directors and executive officers attain and maintain meaningful levels of stock ownership over time to better align their interests with the interests of ARMOUR’s stockholders. We have established stock ownership targets for non-executive directors to beneficially own ARMOUR common shares with a basis equal to a minimum of three times their annual base cash retainer (currently $66,000), or $198,000. The targets for our Chief Executive Officer, our Chief Financial Officer and Co-Chief Investment Officers are $2,000,000, $1,000,000 and $750,000, respectively. Target ownership levels are to be achieved within five years or less from the date the policy was adopted or within five years or less from the date the director or executive officer was appointed, and after achievement, are to be maintained. Such maintenance requirement will be deemed to be satisfied notwithstanding any subsequent change in the market value of common stock holdings. We have also adopted a policy for our directors and executive officers that all ARMOUR shares received as compensation (on an after tax basis) are to be retained until the individual’s share ownership targets are met. As of the date of this proxy statement, all of our directors and executive officers are in compliance with this policy.

Policy Regarding the Mandatory Recovery of Compensation (Clawback Policy)
In October 2023, we adopted a new clawback policy to comply with the SEC requirements. The clawback policy applies to incentive compensation received (as such term is defined in the policy) in any fiscal period ending on or after the effective date of the rule set forth in Section 303A.14 of the NYSE Listed Company Manual. The clawback policy provides that, in the event of any accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the Company will recover the excess incentive compensation received by current or former executive officers who served as such during the three completed fiscal years preceding the date of the restatement, subject to limited permitted exceptions. Recovery under the policy applies regardless of any misconduct, fault, or illegal activity of the Company, the executive officer, the Board or any committee thereof.

Policy Prohibiting Hedging and Pledging

    We have adopted a policy prohibiting the hedging and pledging of our securities, which applies to all officers and directors of the Company and provides that such individuals are prohibited from (i) engaging in any hedging transactions (including short-selling, options, puts, and calls, as well as derivatives such as swaps, forwards, and futures transactions) with respect to securities of the Company, and (ii) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account. As of the date of this proxy statement, all of our directors and executive officers are in compliance with this policy. In addition, no securities beneficially owned by our officers and directors are pledged.

Equity Award Grant Practices

We grant equity awards upon the recommendation of our Compensation Committee and approval of our Board.

Our equity awards, if equity awards are granted in a given year, are generally recommended by the Compensation Committee in January or February and presented to the Board for approval at its regularly scheduled meeting in February. For the fiscal year ended December 31, 2025, equity awards were granted to our executive officers and Board of Directors as hereinafter described. Our Compensation Committee recommends to the Board for approval and our Board approves all equity award grants on or before the grant date and neither the Compensation Committee nor the Board takes material nonpublic information into account when determining the timing and terms of equity awards, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

We do not currently grant stock options, stock appreciation rights or similar option-like instruments to our named executive officers or other service providers and did not grant any such type of equity award during the fiscal year ended December 31, 2025. Current and future stockholders, including our named executive officers, may voluntarily participate in the Company’s 2012 Dividend Reinvestment and Stock Purchase Plan or 2013 Dividend Reinvestment and Stock Purchase Plan and receive an option to purchase shares at a discount using cash in excess of $10,000.

Insider Trading Policy
We have an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all directors and officers of the Company and each subsidiary of the Company and certain other persons associated with the foregoing categories of persons. The policy also applies to the securities of other companies with which we have a business relationship, including partners, counterparties, underwriters, placement agents, brokers, dealers, auditors, legal counsel and competitors of the Company and its subsidiaries and those with which the Company may be negotiating major transactions, such as an acquisition, merger, investment or sale. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. A copy of our insider trading policy is included as Exhibit 19.1 to our Annual Report on Form 10-K, filed on February 18, 2026.

ARMOUR’S EXECUTIVE OFFICERS
The following is a list of individuals who currently serve as ARMOUR's executive officers. All executive officers serve at the discretion of our Board of Directors.

Name	Age	Position
Scott J. Ulm	67	Chief Executive Officer and Vice Chairman
Gordon M. Harper	59	Chief Financial Officer and Secretary
Desmond E. Macauley	57	Co-Chief Investment Officer and Head of Risk Management
Sergey Losyev	45	Co-Chief Investment Officer

Please refer to the biographical information for Mr. Ulm listed above in the section titled “Director Nominees.” The biographical information for Messrs. Harper, Macauley and Losyev are provided below.

    Gordon M. Harper is the Chief Financial Officer and Secretary of ARMOUR. Mr. Harper was the VP of Finance and Controller of ARMOUR from December 2015 to March 2024 and the Treasurer of ARMOUR from February 2020 until March 2024. Mr. Harper was the VP of Finance and Controller of ACM from December 2015 to March 2024, at which point he became Chief Financial Officer. Mr. Harper has served as the Controller of BUCKLER since 2017 and in March 2024, became BUCKLER's Chief Financial Officer and Secretary and was appointed as a member of its board. Mr. Harper joined ARMOUR after a career at Deloitte spanning 25 years. At Deloitte, Mr. Harper was an audit client service partner serving banking and insurance clients in the United States, Canada and the Caribbean. His experience includes advising companies on internal control matters including Sarbanes-Oxley 404 requirements as well as GAAP and International Financial Reporting Standards and public company regulatory and securities reporting requirements. He has advised and assisted on complex accounting matters, mergers and acquisitions, divestitures, due diligence, and securities filings in the United States, Canada and Europe. Mr. Harper is a Chartered Professional Accountant Ontario. He holds a Bachelor of Commerce (Honors), from Queen’s University.

Desmond E. Macauley is the Co-Chief Investment Officer and Head of Risk Management of ARMOUR. Mr. Macauley served as the Director of Investment Strategies at ARMOUR from May 2013 to March 2024. He has 26 years of experience in the mortgage-backed securities market and has been cited among the top analysts in Structured MBS Securities by the U.S. Institutional Investor survey. Prior to ARMOUR, Mr. Macauley was a Managing Director in the MBS Strategy group of RBS Greenwich Capital and a Vice President in the MBS Research group at Merrill Lynch. He has an MBA from the Wharton School of the University of Pennsylvania, an M.S. in electrical engineering from the Georgia Institute of Technology and a B.S. magna cum laude in electrical engineering from the New Jersey Institute of Technology. He is a CFA charterholder.

Sergey Losyev is a Co-Chief Investment Officer of ARMOUR. Mr. Losyev joined ARMOUR in 2016 and served as Deputy Chief Investment Officer from January 2020 to March 2024. Prior to ARMOUR, he served as an Agency MBS Portfolio Analyst at Deutsche Asset Management, co-managing more than $25 billion of Agency MBS assets from 2009 to 2016. Earlier in his career, Mr. Losyev was a financial programmer at Zebra Capital Management LLC. He has an MBA from the Johnson School of Management at Cornell University and a B.S. in computer science from the University of Connecticut and is a CFA charterholder.

EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis

All per share amounts, common shares outstanding and stock-based compensation amounts for the periods presented reflect the Reverse Stock Split which was effective September 29, 2023.

This compensation discussion and analysis describes our compensation objectives and policies in relation to compensation awarded to, earned by or received for the year ended December 31, 2025 by our named executive officers (collectively, the "named executive officers" or "NEOs" and individually, each a "named executive officer"), which during the year consisted of Scott J. Ulm, the Chief Executive Officer and Vice Chairman, Gordon M. Harper, our Chief Financial Officer and Secretary, Desmond E. Macauley, our Co-Chief Investment Officer and Head of Risk Management, and Sergey Losyev, our Co-Chief Investment Officer.

At our 2025 annual meeting of stockholders, we provided our stockholders with a proposal to approve, on an advisory basis, the compensation of our named executive officers. Approximately 94% of our stockholders that voted at the annual meeting of stockholders with respect to this advisory, non-binding vote, approved the compensation of our named executive officers as described in our proxy statement for our 2025 annual meeting of stockholders. We have considered these results and believe the support of our stockholders for such proposal indicates that our stockholders are supportive of our approach to executive compensation. Thus, we did not make changes to our executive compensation arrangements in response to the vote. In the future, we will continue to consider the outcome of our say-on-pay votes when making compensation decisions regarding our named executive officers.

2025 Executive Compensation

    Based upon the results of the advisory vote, our investor outreach and a review of our 2025 compensation policies, we believe that our 2025 compensation policies and decisions are consistent with the compensation philosophy and objectives discussed below and effectively align the interests of our named executive officers and other key professionals with the long-term goals of the Company. We are managed by ACM pursuant to a management agreement between ACM and ARMOUR (as amended from time to time, (the “Management Agreement”). We do not have any employees whom we compensate directly with salaries, bonuses or other compensation. Our named executive officers, who are employees of ACM, do not receive cash compensation directly from us for serving as executive officers, but are primarily compensated by ACM for services they perform for ACM and for us as our named executive officers. Pursuant to the terms of the Management Agreement, ACM provides us with executive personnel, including the individuals who act as our executive officers. We compensate ACM for these services and all other services performed by ACM pursuant to the Management Agreement through payments of management fees and reimbursements and awards under the Plan. We have limited our role in compensating our named executive officers to granting equity compensation. See the section in this proxy statement below titled, “Certain Relationships and Related Party Transactions” for a further description of the Management Agreement, the relationships between ACM and ARMOUR, the management fees that we pay to ACM, and how ACM compensates our named executive officers. The pay ratio disclosure rules of Item 402(u) of Regulation S-K requires an issuer to disclose the ratio of the total compensation of the median employee of the issuer and its consolidated subsidiaries, if any, to the total compensation of the issuer’s Chief Executive Officer. Because we are externally-managed and therefore have no employees, we do not believe such pay ratio disclosure would provide meaningful information to our stockholders and, therefore, do not provide this disclosure in the proxy statement.

Mr. Ulm did not receive any cash compensation from ARMOUR for his services as an executive officer, and we did not specifically reimburse ACM for cash compensation paid to Mr. Ulm. He is, however, an employee and substantial equity holder of ACM and, accordingly, has an interest in the profits and losses of ACM from its past, present and future investments and businesses, including ARMOUR. Equity returns to the equity holders of ACM are not directly related to services rendered by Mr. Ulm to ACM or us and would be distributed to such equity holders even if they did not personally perform any services for ACM or us. Prior to July 1, 2020, payments made to Mr. Ulm by ACM were considered partnership distributions, and as such, fluctuated each year based on the net operating cash flow of ACM and ACM’s overall investment and financing decisions. Effective July 1, 2020, Mr. Ulm began receiving a salary at the rate of $150,000 per annum from ACM, in lieu of equivalent prior partnership distributions. ACM does not pay Mr. Ulm a bonus.

Mr. Harper, Mr. Macauley and Mr. Losyev also did not receive cash compensation directly from us, and we also do not reimburse ACM for cash compensation paid to them. Mr. Harper, Mr. Macauley and Mr. Losyev did, however, receive compensation directly from ACM in the form of salaries and bonuses. Such compensation amounts are determined by ACM and not by us, our Board or the Compensation Committee. In determining such salaries and bonuses, ACM considers the general compensation practices in our industry, including anticipated compensation requirements of other candidates who could potentially fill the positions, as well as the relative and absolute financial performance of ARMOUR and each person's role in the achievement of that performance, and the nature and results of their contribution to ACM business activities unrelated to ARMOUR.

During 2025, our named executive officers as a group received aggregate salaries of $1,550,000 and aggregate cash bonuses of $2,300,000 from ACM. Our named executive officers also received aggregate realized incentive compensation consisting of the value of vested shares and dividend equivalent payments on unvested shares of $1.3 million during 2025. For context, ARMOUR paid aggregate management fees to ACM of $38.9 million, net of fees waived, during 2025.

Notwithstanding the fact that we do not pay cash compensation to our named executive officers, our Compensation Committee may award equity compensation directly to our executive officers, ACM employees or to ACM for awards to ACM employees serving us, in addition to the management fees we pay ACM. In making the determination of whether or not to award equity compensation, our Compensation Committee takes into account, among other things, the management fees we pay to ACM and individual and company performance, both on an absolute basis and relative to our peers.

In January 2021, our Compensation Committee recommended, and Board of Directors approved, a grant totaling 35,850 shares of stock, previously disclosed in our SEC filings, to Mr. Ulm and 2,000 shares of stock to Mr. Harper, under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to Mr. Ulm, 1,380 shares vested on February 20, 2021 with an additional 1,380 shares vesting on each following May 20, August 20, November 20 and February 20, through February 20, 2027, and an additional 1,350 shares vesting on May 20, 2027, at which time all stock shall have vested;
•with respect to Mr. Harper, 80 shares vested on February 20, 2021 with an additional 80 shares vesting on each following May 20, August 20, November 20 and February 20, through February 20, 2027, at which time all stock shall have vested.
In February 2023, our Compensation Committee recommended, and Board of Directors approved, a grant totaling 56,000 shares of stock, previously disclosed in our SEC filings, to Mr. Ulm and 16,800 shares of stock to Mr. Harper,under the Plan pursuant to the time-based vesting schedules as follows:

•with respect to Mr. Ulm, 2,000 shares vested on February 20, 2023 with an additional 2,000 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2029, at which time all stock shall have vested;
•with respect to Mr. Harper, 600 shares vested on February 20, 2023 with an additional 600 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2029, at which time all stock shall have vested.

On May 15, 2024, grants totaling 3,840 shares of stock, previously disclosed in our SEC filings, were reallocated to Mr. Harper, under the Plan pursuant to the time-based vesting schedules as follows:

•320 shares vested on May 20, 2024 with an additional 320 shares vesting on each following August 20, November 20, February 20, and May 20, through February 20, 2027.

In April 2025, our Compensation Committee recommended, and Board of Directors approved, a grant totaling 60,000 shares of stock to Mr. Harper and 30,000 shares of stock to each of Mr. Macauley and Mr. Losyev, under the Plan pursuant to the time-based vesting schedules as follows:
•with respect to Mr. Harper, 3,000 shares vested on May 20, 2025 with an additional 3,000 shares vesting on each following August 20, November 20, February 20 and May 20, through February 20, 2030, at which time all stock shall have vested;
•with respect to Messrs. Macauley and Losyev, 1,500 shares vested on May 20, 2025 with an additional 1,500 shares vesting on each following August 20, November 20 and February 20 and May 20, through February 20, 2030, at which time all stock shall have vested.

    Executive officers may elect to receive a portion of their award in cash solely to cover estimated income taxes due on vested stock.

The Plan is used to align the interests of our named executive officers and other key professionals with our long-term goals. Our named executive officers’ compensation in 2025 was derived from the stock awards previously granted to them in 2025, 2023 and 2021 by our Board of Directors, upon the recommendation of the Compensation Committee, pursuant to our Plan, which vest or vested on a quarterly basis over 20 quarters or more. We believe that the equity compensation program provides the appropriate balance to encourage long-term performance without excessive risk-taking. Incentive equity awards under the Plan vest over time and require continued service to ARMOUR.

Compensation Philosophy

    Our success is dependent, in large part, on our ability through our Management Agreement with ACM and our equity incentive program to attract, motivate and retain high-performing executives who are committed to our core values of stockholder value, prudent risk-taking and integrity. The REIT and mortgage investment industry is highly competitive and attracting and retaining experienced professionals represents a comparative advantage. We compete with a large number of REIT companies, funds, financial institutions and specialty finance companies for executive talent which has significant career mobility. Many of those companies are privately owned and/or have significantly larger market capitalization than we do. Accordingly, they may have significantly more flexibility and resources as it relates to compensating their key professionals. We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our executive officers and other key professionals is essential to maintaining our competitive position. We strongly believe that offering incentives in the form of equity awards is critical to our ability to do so and aligns the interests of our named executive officers and other key professionals with those of our stockholders.

The Compensation Committee’s objectives in overseeing and administering our equity compensation program are to:

•focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our company;
•attract, retain and motivate highly-skilled executive officers that will contribute to our successful performance;
•align the interests of our named executive officers with the interests of our stockholders by motivating executives to increase long-term stockholder value while employing appropriate risk management;
•provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;
•support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

We take a disciplined approach to the expense management of our compensation programs. The Compensation Committee has historically limited, and intends to continue to limit, the total equity awards granted in any given year to no more than 1.25% of the weighted-average shares of common stock outstanding for the year (see the table below for more information). Since 2021, our awards vest ratably over a period of 20 or more quarters for directors, and 25 or more quarters for executive officers. These vesting schedules are designed to both further the retention, incentive and goal alignment objectives of the awards as well as to appropriately apportion the expense of the awards.

Fiscal Year	Burn Rate (1)	Adjusted Burn Rate (2)	Realized Dilution Rate (3)
2025	0.24%	0.60%	0.06%
2024	—%	—%	0.11%
2023	0.60%	1.50%	0.14%
2022	—%	—%	0.17%
2021	0.79%	1.98%	0.29%

(1)Total equity awards granted in a fiscal year divided by total weighted-average shares of common stock outstanding for the year. No grants were awarded in 2024, other than the reallocated grants to Mr. Harper, or in 2022.
(2)Total equity awards granted in a fiscal year divided by total weighted-average shares of common stock outstanding for the year weighted by a factor of 2.5.
(3)Total equity awards issued, net of withholdings, divided by total weighted-average shares of common stock outstanding for the year ended December 31, 2025.

    We have proactively managed the overall affordability of our equity compensation programs to limit dilutive effects to our stockholders and, in each year since our initial public offering, have consistently returned a significant amount of cash to our stockholders through dividends and share repurchases. Dividends paid on our common stock from 2010 through 2025 totaled approximately $2.4 billion, which has been comprised of returns of capital and earnings for a particular period, if any. Additionally, during 2025, we repurchased 1,350,702 common shares, capturing an estimated $19.9 million in incremental value for continuing stockholders.

    The ability to appropriately use our stock as part of our compensation program is also important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation program. We believe that equity compensation motivates our named executive officers and other key professionals to create stockholder value because the value they realize from equity compensation is based on our common stock performance.

The Compensation Committee will consider placing conditions on the granting and vesting of future awards based on meeting appropriate performance targets focused on our absolute and relative performance compared to comparable companies. The Compensation Committee is committed to overseeing the ongoing review and evaluation of our named executive officer compensation levels and program.

It is the Compensation Committee’s view that compensation decisions are best made after a deliberate review of Company and individual performance, as well as mortgage REIT industry compensation levels, within the risk parameters established by management and the Board of Directors. See "ARMOUR’s Mortgage REIT Peer Group" on page 24 for a discussion of our peer group. Consistent with this view, the Compensation Committee periodically assesses our performance within the context of the mortgage REIT industry’s overall performance and internal performance standards and oversees and evaluates individual executive officer performance relative to the performance expectations for their respective position.

The Compensation Committee makes all Company equity compensation decisions related to the named executive officers. When making equity compensation decisions for our named executive officers, the Compensation Committee seeks input from members of the Board of Directors and, with respect to our non-CEO executive officers, Scott J. Ulm, our Chief Executive Officer. The Compensation Committee engages in discussions and makes final determinations related to equity compensation paid to the named executive officers.

ARMOUR Third Amended and Restated 2009 Stock Incentive Plan

In 2009, we adopted the Plan to attract, retain and reward directors, officers and other employees, and other persons who provide services to us (“Eligible Individuals”). The Plan allows us to grant a variety of stock-based and cash-based awards to Eligible Individuals. The Plan is administered by the Compensation Committee. The Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, restricted stock units, stock appreciation rights and other equity-based and cash-based awards. The Compensation Committee has the full authority to administer and interpret the Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the limitations provided in the Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish required periods of service and/or performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Compensation Committee administering the Plan is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors.

Available Shares

The Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, restricted stock units (“RSUs”), stock appreciation rights and other equity-based and cash-based awards. The total number of shares of common stock that may be issued under the Plan is 800,000 shares, of which 3,506 remained available for future issuance at December 31, 2025, and as of the date hereof.

The Plan allows for the Compensation Committee or the Board to expand the types of awards available under the Plan. The number of shares that may underlie awards in any one year to any Eligible Person will be determined by the Compensation Committee or the Board, subject to a maximum of 750,000 shares under the Plan. If an award granted under the Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

The following table provides information as of December 31, 2025 with respect to shares of common stock reserved for future issuance under our equity compensation plans:

Plan Category	Number of Securities to be Issued upon the Vesting of Stock Awards Outstanding	Weighted-Average Exercise Price of Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders (1)	325,251	(2)	3,506
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	325,251	—	3,506

(1)Consists of the Plan under which the Compensation Committee or Board of Directors generally grants common stock, restricted shares of common stock, stock options, performance units, RSUs and stock appreciation rights to officers and directors of ARMOUR and employees of our manager, ACM.
(2)All outstanding awards represent unvested RSUs. No stock options, warrants or similar rights are outstanding.

Awards under the Plan
Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the Compensation Committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends or distributions on the restricted shares of common stock. Such dividends and distributions, however, may be held in escrow until all restrictions on the underlying shares have lapsed. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are generally prohibited from selling such shares until they vest.
Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant. Stock options granted may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Code). A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of our common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The Compensation Committee will specify at the time an option or SAR is granted, when and in what proportions an option or SAR becomes vested and exercisable in accordance with the Plan.
Performance-Based Awards. The Compensation Committee may grant performance awards, which may be cash or equity based, including performance units and performance shares. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. The Compensation Committee will set the performance goals used to determine the amount payable pursuant to a performance award.
Other Awards. The Compensation Committee may also award to certain eligible persons shares of our common stock, RSUs or phantom shares or other awards whose value is based, in whole or in part, on our common stock. Such awards may be in addition to any other awards made under the Plan, and subject to such other terms and restrictions as determined by the Compensation Committee in its discretion.
2025 Summary Compensation Table

    The following table provides information regarding compensation earned by each of the Company’s named executive officers, including our principal executive officer ("PEO"), for the fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023. As described in the compensation discussion and analysis section included in this proxy statement, none of the named executive officers of the Company are employees of the Company and the Company did not directly pay any cash compensation to the named executive officers for or in such calendar years but did pay management fees to the Company's external manager, of which the NEOs are employees and certain of them are equity owners. See "Certain Relationships and Related Party Transactions" below for information about these management fees.

Name and Principal Positions (1)	Year	Stock Awards (2)
Scott J. Ulm Chief Executive Officer and Vice Chairman	2025	$—
	2024	$—
	2023	$1,660,400
Gordon M. Harper Chief Financial Officer and Secretary	2025	$985,200
	2024	$418,139
	2023	$498,120
Desmond E. Macauley Co-Chief Investment Officer and Head of Risk Management	2025	$492,600
	2024	$—
	2023	$—
Sergey Losyev Co-Chief Investment Officer	2025	$492,600
	2024	$—
	2023	$—
(1)Mr. Macauley and Mr. Losyev did not receive compensation from the Company in 2023 or 2024. Mr. Ulm did not receive compensation from the Company in 2024 or 2025.
(2)Represents the fair value of stock awards granted during the year as of the respective grant date calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation - Stock Compensation” ("ASC 718"). Each stock award was valued at the closing market price of our common stock on the date of respective grant, which reflects the value of future dividends. Accordingly, payments in lieu of dividends on unvested awards have been excluded. For additional information regarding assumptions underlying the valuation of equity awards and the calculation method, please refer to Note 10 to our Consolidated Financial Statements, which are contained in our Annual Report on Form 10-K for the year ended December 31, 2025.

2025 Pay Versus Performance Table

The following table provides information in accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K promulgated under the Exchange Act.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO 1 (1)	Summary Compensation Table Total for PEO 2 (2)	Compensation Actually paid to PEO 1 (1)	Compensation Actually paid to PEO 2 (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income (Loss)	Total Economic Return (7)
2025	$—	$—	$74,100	$74,100	$656,800	$728,512	$73.74	$125.29	$322,686,865	12.8%
2024	$—	$—	$149,396	$149,396	$209,069	$(184,960)	$66.09	$92.31	$(14,393,939)	(2.6)%
2023	$1,660,400	$1,660,400	$706,293	$706,293	$830,200	$402,134	$58.40	$85.16	$(67,923,938)	(4.7)%
2022	$—	$—	$(750,654)	$(750,654)	$—	$(142,055)	$69.02	$79.97	$(229,930,299)	(32.4)%
2021	$1,986,090	$1,986,090	$1,823,636	$1,823,636	$184,667	$170,850	$101.18	$102.70	$15,362,714	(6.4)%
(1)In the years 2021 through 2023 and until mid March 2024, Scott J. Ulm served as one of the Company's Co-Chief Executive Officers. From mid March 2024 to present, Scott J. Ulm serves as the Company's Chief Executive Officer.
(2)In the years 2021 through 2023 and until mid March 2024, Jeffrey J. Zimmer served as one of the Company's Co-Chief Executive Officers. From mid March 2024 to present, he serves as an ex-officio, non-voting special advisor to the Board.
(3)The following tables set forth the amounts subtracted from the Summary Compensation Table Total and the amounts added back during each year represented in the Pay versus Performance table to arrive at Compensation Actually Paid to each PEO and our Non PEO NEOs during the years presented. Equity values are calculated in accordance with ASC Topic 718.
(4)In the years 2021 through 2023 the Non-PEO NEOs consisted of James R. Mountain, Mark R. Gruber and Gordon M. Harper. In 2024, the Non-PEO NEOs consisted of James R. Mountain and Gordon M. Harper. In 2025, the Non-PEO NEO's consisted of Gordon M. Harper, Desmond Macauley and Sergey Losyev.
(5)Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in our common stock on December 31, 2020. See graphs below for the relationship between Total Shareholder Return and other metrics in this table.
(6)Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in the six companies in the FTSE NAREIT Mortgage REIT Home Financing Index that constitute our peer group on December 31, 2020. The Peer Group Total Shareholder Return is weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. ARMOUR’s Mortgage REIT Peer Group, which, along with the FTSE NAREIT Mortgage REIT Home Financing Index, is described on page 24, is composed of: AGNC Investment Corp. (weighted average contribution for the years indicated: 34.51, 25.53, 29.22, 34.63, 45.29), Dynex Capital, Inc. (weighted average contribution for the years indicated: 2.68, 2.54, 3.15, 4.26, 8.1), Invesco Mortgage Capital (weighted average contribution for the years indicated: 3.79, 1.94, 1.91, 2.08, 2.35), Annaly Capital Management (weighted average contribution for the years indicated: 49.57, 42.56, 42.99, 43.55, 60.16), Orchid Island Capital (weighted average contribution for the years indicated: 3.48, 1.51, 1.94, 2.59, 5.08), and Two Harbors Investment Corporation (weighted average contribution for the years indicated: 8.67, 5.88, 5.95, 5.21, 4.31). The Company has used this peer group for its pay versus performance calculations in each of its 2023, 2024 and 2025 proxy statements as well as this proxy statement.
(7)Total Economic Return is calculated by adding the year-end book value per common share for the particular year plus dividends paid per common share for such year and then dividing the sum by book value per common share at the beginning of the year. Book value per common share is calculated as total stockholders' equity, less the liquidation preference on shares of our outstanding Series C Preferred Stock, divided by common shares outstanding.

Adjustments made to Determine Compensation Actually Paid		2025	2024	2023	2022	2021
Summary Compensation Table Total	PEO 1	$—	$—	$1,660,400	$—	$1,986,090
	PEO 2	$—	$—	$1,660,400	$—	$1,986,090
	Average Non PEO NEOs	$656,800	$209,069	$830,200	$—	$184,667

Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	PEO 1	$—	$—	$(1,660,400)	$—	$(1,986,090)
	PEO 2	$—	$—	$(1,660,400)	$—	$(1,986,090)
	Average Non PEO NEOs	$(656,800)	$(209,069)	$(830,200)	$—	$(184,667)

Increase for year-end fair value of awards granted during year that remain unvested as of year-end	PEO 1	$—	$—	$927,360	$—	$1,487,687
	PEO 2	$—	$—	$927,360	$—	$1,487,687
	Average Non PEO NEOs	$601,460	$27,158	$463,680	$—	$137,340

Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to that year that were outstanding and unvested as of year-end	PEO 1	$(47,093)	$(24,734)	$(629,491)	$(685,729)	$(233,446)
	PEO 2	$(47,093)	$(24,734)	$(629,491)	$(685,729)	$(233,446)
	Average Non PEO NEOs	$(44,304)	$(9,439)	$(240,176)	$(108,680)	$(43,407)

Increase for fair value as of the vesting dates for awards granted during year that vest during the year	PEO 1	$—	$—	$185,620	$—	$308,016
	PEO 2	$—	$—	$185,620	$—	$308,016
	Average Non PEO NEOs	$95,680	$32,396	$92,810	$—	$29,760

Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to that year that vested during year	PEO 1	$(15,818)	$(8,059)	$(154,702)	$(309,989)	$(72,677)
	PEO 2	$(15,818)	$(8,059)	$(154,702)	$(309,989)	$(72,677)
	Average Non PEO NEOs	$(8,580)	$(2,102)	$(52,980)	$(76,466)	$(17,862)

Deduction for fair value of awards granted prior to year that were forfeited during year	PEO 1	$—	$—	$—	$—	$—
	PEO 2	$—	$—	$—	$—	$—
	Average Non PEO NEOs	$—	$(266,616)	$—	$—	$—

Increase based on dividends or other earnings Paid during year prior to vesting date of award	PEO 1	$137,011	$182,189	$377,506	$245,064	$334,056
	PEO 2	$137,011	$182,189	$377,506	$245,064	$334,056
	Average Non PEO NEOs	$84,256	$33,643	$138,800	$43,091	$65,019
Continued

Total Adjustments	PEO 1	$74,100	$149,396	$(954,107)	$(750,654)	$(162,454)
	PEO 2	$74,100	$149,396	$(954,107)	$(750,654)	$(162,454)
	Average Non PEO NEOs	$71,712	$(394,029)	$(428,066)	$(142,055)	$(13,817)

Compensation Actually Paid	PEO 1	$74,100	$149,396	$706,293	$(750,654)	$1,823,636
	PEO 2	$74,100	$149,396	$706,293	$(750,654)	$1,823,636
	Average Non PEO NEOs	$728,512	$(184,960)	$402,134	$(142,055)	$170,850

Important Factors

The following is a list of the most important factors used by the Company to link executive compensation actually paid to the PEOs and Non-PEO NEOs. The Compensation Committee reviews such factors periodically and, accordingly, such factors remain subject to revision and refinement.

(1)Economic return.
(2)Total shareholder return.
(3)Common equity growth through efficient use of the Company's at-the-market common stock offering program.
(4)Equity growth in percentage terms as compared to the peer group.
(5)CEO open market purchases of Company common stock as compared to open market purchases of common stock by peer group CEOs.
(6)Strategic implementation and sale of a preferred stock program as compared to the Company's peer group.
(7)Total expenses of the Company as a percentage of its total stockholders' equity, relative to its peers.

Relationship Between Compensation Actually Paid and Financial Performance
The charts below describe the relationship between compensation actually paid to each of our Co-PEOs and Non-PEO NEOs (as calculated above) and our financial and stock performance.

The foregoing disclosures relating to Pay Versus Performance shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference.

2025 Grants of Plan-Based Awards

The following table sets forth information on the holdings of equity awards by our named executive officers granted in 2025.

Name (1)	Date of Grant	Stock Awards: Number of Shares	Grant Date Fair Value of Stock Awards (2)
Gordon M. Harper	4/28/2025	60,000	$985,200
Desmond Macauley	4/28/2025	30,000	$492,600
Sergey Losyev	4/28/2025	30,000	$492,600
(1)Scott Ulm did not receive an equity award in 2025.

(2)The value reported in this column represents the grant date fair value of these awards determined in accordance with ASC 718.
Outstanding Equity Awards at December 31, 2025

The following table sets forth information on the outstanding equity awards held by our named executive officers as of December 31, 2025:

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (1) (2)
Scott J. Ulm	40,250	$712,023
Gordon M. Harper	62,600	$1,107,394
Desmond Macauley	25,500	$451,095
Sergey Losyev	25,500	$451,095

(1)Represents the following time-based vesting rates that began:
•February 20, 2021; with respect to Mr. Ulm, 1,380 shares vested on February 20, 2021 with an additional 1,380 shares vesting on each following May 20, August 20, November 20 and through February 20, 2027 with an additional 1,350 shares vesting on May 20, 2027, at which time all stock shall have vested; and with respect to Mr. Harper, 80 shares vested on February 20, 2021 with an additional 80 shares vesting on each following May 20, August 20, November 20 and February 20, through February 20, 2027, at which time all stock shall have vested. In addition for Mr. Harper, following forfeiture in connection with Mr. Mountain's departure as Chief Financial Officer and Mr. Gruber stepping down from his role as Chief Investment Officer, a reallocated grant totaling 3,840 shares began vesting with 320 shares vesting on May 20, 2024 with an additional 320 shares vesting on each following August 20, November 20, February 20, and May 20, through February 20, 2027.
•February 20, 2023; with respect to Mr. Ulm, 2,000 shares vested on February 20, 2023 with an additional 2,000 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2029, at which time all stock shall have vested; and with respect to Mr. Harper, 600 shares vested on February 20, 2023 with an additional 600 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2029, at which time all stock shall have vested.
•February 20, 2026; with respect to Mr. Harper, 3,000 shares vested on February 20, 2026 with an additional 3,000 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2030, at which time all stock shall have vested; and with respect to Messrs. Macauley and Losyev, 1,500 shares vested on February 20, 2026 with an additional 1,500 shares vesting on each following May 20, August 20, November 20 and February 20, through November 20, 2030, at which time all stock shall have vested.
(2)Based on $17.69 per share, the closing trade price of ARMOUR common stock on the NYSE on December 31, 2025.

Stock Vested in 2025

The following table sets forth information on the shares of stock held by our named executive officers that vested during the year ended December 31, 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Scott J. Ulm	13,520	$225,716
Gordon M. Harper	13,000	$210,300
Desmond Macauley	4,500	$71,760
Sergey Losyev	4,500	$71,760

(1)Reflects the aggregate value of all quarterly vesting of stock awards in 2025 based upon the closing price of our common stock on the NYSE on the applicable vesting date. See 2025 Executive Compensation and the footnotes to the table in “Outstanding Equity Awards at December 31, 2025” above for details on the time-based vesting grants.

Change in Control

Upon a Change in Control, as defined in the Plan, the Compensation Committee may make certain adjustments which it, in its discretion, determines are necessary or appropriate in light of the Change in Control. These include, accelerating the vesting of some or all of the awards under the Plan, terminating all awards under the Plan (allowing for either the exercise of vested awards or a cash payment in lieu of vested awards), converting the awards to the right to receive proceeds in the event of liquidation, or a combination of any of the foregoing. In the event that the Compensation Committee does not terminate or convert an award upon a Change in Control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Our Board may amend, alter or discontinue the Plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the Board must obtain approval of our stockholders for any amendment that would:

•    other than through adjustment as provided in the Plan, increase the total number of shares of common stock reserved for issuance under the Plan;
•    change the class of persons eligible to participate in the Plan;
•    reprice any stock option awards under the Plan; or
•    otherwise require such approval.

The Compensation Committee may amend the terms of any award granted under the Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Potential Payments Upon Termination or Change in Control

Pursuant to the terms of the individual executive officer's award and in accordance with the Plan, upon a Change in Control (as defined in the Plan) the 2025, 2023 and 2021 grants to the executive officers immediately vest, without regard to any limitation imposed pursuant to the Plan, and upon a termination of the Management Agreement by us without Cause (as defined in the Management Agreement and determined in accordance with it), all outstanding stock awards immediately vest. The following table sets forth estimates of the potential benefits to our named executive officers assuming immediate vesting of all outstanding awards in connection with a Change in Control or termination of the Management Agreement without Cause, assuming such event occurred on December 31, 2025. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.

Name	Value of Vesting Stock Awards (1)
Scott J. Ulm	$712,023
Gordon M. Harper	$1,107,394
Desmond Macauley	$451,095
Sergey Losyev	$451,095

(1)Consists of all outstanding Plan-based stock awards held by such named executive officer that had not vested as of December 31, 2025. The values are based on $17.69 per share, the closing price of ARMOUR common stock on the NYSE on December 31, 2025.

COMPENSATION COMMITTEE REPORT
In accordance with the powers and duties of the Compensation Committee as set forth in its Charter, the Compensation Committee hereby reports the following:

1.The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth elsewhere in this proxy statement; and
2.Based on the review and discussion referred to in the preceding paragraph, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Robert C. Hain (Chairman)
Z. Jamie Behar
Stewart J. Paperin

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of the close of business on March 6, 2026 by:

•    each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•    each of our named executive officers and directors; and
•    all of our current executive officers and directors as a group.

As of the close of business on March 6, 2026, we had 122,767,466 shares of common stock issued and outstanding. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Approximate Percentage of Outstanding Common Stock
Named Executive Officers and Directors
Scott J. Ulm	74,830		*
Gordon M. Harper	26,637		*
Desmond E. Macauley	5,359		*
Sergey Losyev	4,851		*
Daniel C. Staton	30,823	(3)	*
Marc H. Bell	26,401		*
Z. Jamie Behar	13,544		*
Carolyn Downey	25,935		*
Robert C. Hain	1,531		*
John P. Hollihan, III	19,101		*
Stewart J. Paperin	8,569	(4)	*
All directors and executive officers as a group (11 individuals)	237,581	(5)	*

5% Holders
BlackRock, Inc.	12,896,508	(6)	10.5%
The Vanguard Group Inc.	8,848,037	(7)	7.2%

*less than 1%
(1)Unless otherwise noted, the business address of each of the following is 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.
(2)Includes shares of common stock to be issued upon vesting of stock awards granted to our directors and executive officers, which the person has the right to acquire within 60 days of March 6, 2026.
(3)Represents shares held by DM Staton Family Limited Partnership. Mr. Staton is a general partner and a limited partner of DM Staton Family Limited Partnership. Mr. Staton is deemed to beneficially own and has a pecuniary interest in these shares.
(4)Includes 8,361 shares held by the Stewart J. Paperin Family Trust. Mr. Paperin is deemed to beneficially own these shares and has a pecuniary interest in the shares held therein.
(5)Fractional shares have been rounded to the nearest whole share.

(6)Based on a Schedule 13G/A filed with the SEC on July 17, 2025, BlackRock, Inc., a Delaware corporation, which serves as the parent holding company or control person of its subsidiaries, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and Blackrock Fund Managers Ltd., through which it acquired the shares of common stock held directly by BlackRock, Inc., has sole voting and dispositive power with respect to 12,678,525 shares and 12,896,508 shares, respectively, and shared voting and dispositive power with respect to no shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY, 10001.
(7)Based on a Schedule 13G/A filed with the SEC on July 7, 2025, The Vanguard Group Inc. has sole voting and dispositive power with respect to 0 shares and 8,696,746 shares, respectively, and shared voting and dispositive power with respect to 52,467 shares and 151,291 shares, respectively. The Vanguard Group Inc.’s address is 100 Vanguard Blvd., Malvern, PA, 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Management Agreement

In 2009, we entered into a management agreement with ARRM, which requires ACM, the successor to ARRM, to manage our business affairs in conformity with certain restrictions contained in the Management Agreement, including any material operating policies adopted by us. Messrs. Ulm and Zimmer and members of their families, collectively own directly and indirectly, approximately 70% of the limited partnership interests in ACM and entities controlled by Messrs. Zimmer and Ulm are the general partners of ACM. Messrs. Staton and Bell and members of their families collectively own approximately 25% of the limited partnership interests in ACM.

Pursuant to the terms of the Management Agreement, ACM, in which we have no ownership interest, is responsible for (i) advising us with respect to, arranging for, and managing the acquisition, financing, management and disposition of, our investments, (ii) evaluating the duration risk and prepayment risk of our investments and arranging borrowing and hedging strategies, and (iii) coordinating our capital raising activities. In conducting these activities, ACM advises us on the formulation of, and implementation of, our operating strategies and policies, arranges our acquisition of assets, monitors the performance of our assets, and provides administrative and managerial services in connection with our day-to-day operations, as may be required from time to time for management of our assets. In addition, ACM provides us with executive personnel along with administrative personnel, office space, and other appropriate services required in rendering ACM’s management services to us.

The expiration date of the Management Agreement is December 31, 2029 (the “Current Term”). The Management Agreement will automatically renew for successive five-year renewal terms (each, a “Renewal Term”), unless either ARMOUR or ACM gives advance notice to the other of its intent not to renew prior to the expiration of a Renewal Term.

The monthly management fees we pay to ACM are calculated as the sum of (1) 1/12th of 1.5% of ARMOUR Gross Equity Raised up to $1 billion, and (2) 0.75% of ARMOUR Gross Equity Raised in excess of $1 billion (the “Base Management Fee”). The term "ARMOUR Gross Equity Raised" means (i) ARMOUR's initial equity capital following the consummation of ARMOUR's merger in 2009, plus (ii) Equity Capital (as defined in the Management Agreement) raised in public or private issuances of ARMOUR's Equity Securities (calculated before underwriting fees and distribution expenses, if any), less capital returned to ARMOUR's stockholders, as adjusted to exclude one-time charges pursuant to changes in generally accepted accounting principles (“GAAP”) and certain non-cash charges after discussion between ACM and the Board and approved by a majority of the Board. ARMOUR Gross Equity Raised is reduced by capital returned to the stockholders of ARMOUR. Capital returned to stockholders includes (i) the purchase price of Equity Securities we repurchase and (ii) liquidation distributions as approved and so designated by a majority of the Board of Directors. Gross Equity Raised as of December 31, 2025 was $5,366,342,812.

See the subsection below titled, "Management Fees" for a further description of the management fees that we pay to ACM pursuant to the Management Agreement and how ACM compensates our named executive officers.

We are also obligated to reimburse certain expenses incurred by ACM and its affiliates. We may not terminate the Management Agreement during the Current Term, except for Cause, as defined in the Management Agreement. In the event of a termination without Cause, we are obligated to pay ACM a termination fee of an amount equal to four (4) times the Base Management Fee paid to ACM in the preceding full twelve (12) months, calculated as of the effective date of the termination.

Staton Bell Blank Check LLC, ("SBBC") provides certain services to ACM to support ACM's performance of services to us, in each case upon reasonable request by ACM, pursuant to a sub-management agreement between ACM, SBBC and us (the “Sub-Management Agreement”). See the subsection below titled, “ARMOUR Sub-Management Agreement” for a description of the sub-management agreement.

ARMOUR Sub-Management Agreement

On November 6, 2009, we and ARRM entered into a sub-management agreement with SBBC (as amended from time to time, the “ARMOUR Sub-Management Agreement”). Pursuant to the ARMOUR Sub-Management Agreement, SBBC agreed to provide certain services to ACM, the successor to ARRM, to support ACM’s performance of services to us. In exchange for such services, SBBC receives a sub-management fee of 25% of the net management fee earned by ACM under the Management Agreement. The ARMOUR Sub-Management Agreement will continue in effect until it is terminated in accordance with its terms. ACM owns approximately 99% of the equity interests in SBBC and entities owned by Messrs. Staton and Bell own approximately 1% of the equity interests in SBBC.

    See the subsection below titled, “Sub-Management Fees” for the sub-management fees that ACM has paid to SBBC pursuant to the Sub-Management Agreements.

Management Fees

We do not directly compensate our named executive officers with salaries or other cash compensation. No portions of the management fees are designated for the payment by ACM of compensation to its employees who are our executive officers, and we are not required to, and do not separately reimburse, ACM for compensation paid by ACM to those persons. The purpose of the management fees are not to provide compensation to our named executive officers, but rather to compensate ACM for the services it provides for the day-to-day management of ARMOUR. The Management Agreement makes ACM solely responsible for determining and paying all employee expenses, including salaries, bonuses, wages, payroll taxes and benefits for the executive officers and other ACM employees that provide services to us. We are not entitled under the Management Agreement or otherwise to review or approve compensation decisions made by ACM or how ACM compensates our named executive officers. ACM does not consult with us to determine such compensation. Rather, ACM independently makes all compensation determinations for its employees without any direction by, or involvement of, our Board of Directors and without reference to any specific policies or programs under the oversight of our Board of Directors. This is due to, among other things, our lack of ownership in ACM and the fact that ACM conducts, and our named executive officers may participate in, business unrelated to us.

The services provided by employees of ACM include not only services in respect of other separate business ventures that directly or indirectly benefit ARMOUR, including BUCKLER Securities LLC (as described below), but also include services in respect of other separate business ventures conducted and/or pursued by ACM that are unrelated to ARMOUR, as well as services for the independent operation of ACM as a stand-alone business entity, such as the hiring, evaluation and compensation of contractors and vendors of ACM, as well as employees of ACM, including those who are not executive officers of ARMOUR. The services performed by ACM’s employees who are ARMOUR’s executive officers are not performed exclusively for ARMOUR, and not all of the value derived by those persons from ACM is specifically compensatory in nature or related to actual services performed.

Effective beginning with the second quarter of 2020, ACM voluntarily waived 40% of the Base Management Fee due and payable to ACM pursuant to the Management Agreement. This previously disclosed voluntary waiver was deemed prudent by ACM to maintain a competitive cost structure for ARMOUR considering the COVID-19 related decline in the stockholders’ equity of ARMOUR. During the year ended December 31, 2025, we incurred approximately $38.9 million, net of fees waived, in management fees and $2.8 million in reimbursable expenses under the Management Agreement. On February 14, 2023, ACM notified ARMOUR that it intended to adjust the fee waiver to the rate of $1,650,000 for the first quarter of 2023 and $550,000 per month thereafter, until further notice.

On December 22, 2025, ACM notified ARMOUR that they were terminating the voluntarily waiver. The termination of the waiver is effective for the contractual management fee that becomes due and payable after
February 1, 2026 (relating to services for the month of January 2026). This waiver did not constitute a waiver of any other amounts due to ACM from ARMOUR under the Management Agreement or otherwise, including but not limited to any expense reimbursements, any amounts calculated by reference to the contractual Base Management Fee, or any awards under the Plan.

Sub-Management Fees

During the year ended December 31, 2025, ACM paid an aggregate of approximately $7.6 million of the management fees it received pursuant to the Sub-Management Agreement to SBBC in the form of sub-management fees for services provided to ACM during 2025.

BUCKLER Securities LLC Broker-Dealer
We negotiated and executed a strategic joint venture with ACM for the purpose of facilitating ARMOUR’s access to more stable, reliable and potentially lower priced repurchase agreement financing than what is generally available in the market for comparable securities transactions. The parties formed a Delaware limited liability company, BUCKLER, and our independent directors negotiated a series of transactions with ACM and various affiliates of ARMOUR and ACM, as described more below (the “BUCKLER Transactions”), with the intended purpose of utilizing a regulated broker-dealer platform to facilitate access to repurchase financing for ARMOUR on potentially more attractive terms (considering rate, term, size, haircut, relationship and funding commitment) compared to other suitable repurchase financing counterparties. BUCKLER is a member of FINRA and the Fixed Income Clearing Corporation.

    In connection with the BUCKLER Transactions, ARMOUR and ARMOUR TRS Inc., our wholly-owned subsidiary formed for the purpose of facilitating the capitalization of BUCKLER (“ATRS”), and the individual owners of ACM, entered in to an operating agreement for BUCKLER (as amended from time to time, the “BUCKLER Operating Agreement”). Pursuant to the BUCKLER Operating Agreement at December 31, 2025, the individual owners of ACM and ARMOUR (primarily through ATRS), each held equity interests in BUCKLER of 89.23% and 10.77%, respectively. The BUCKLER Operating Agreement contains certain provisions to protect ARMOUR, including that the independent directors of ARMOUR must approve in their sole discretion any third party business engaged by BUCKLER and may, under certain circumstances, cause BUCKLER to wind up and dissolve and promptly return certain subordinated financing we provide to BUCKLER as regulatory capital (as described more below). Messrs. Ulm and Zimmer and members of their families, collectively own directly and indirectly, approximately 63% of the equity interests in BUCKLER. Messrs. Staton and Bell and members of their families collectively own approximately 22% of the equity interests in BUCKLER.

    Effective February 28, 2025, the Company committed to provide an on demand subordinated loan agreement to BUCKLER in the amount of $50,000,000 that extends through February 28, 2028. Effective February 27, 2026, the Company committed to provide on demand a subordinated loan agreement to BUCKLER in an amount up to $275,000,000; this commitment extends through February 27, 2029. These commitments are collateralized by mortgage backed and/or U.S. Treasury Securities owned by the Company and pledged to BUCKLER. They are treated by BUCKLER currently as capital for regulatory purposes and BUCKLER may pledge the securities to secure its own borrowings. The scheduled maturity dates of the on demand subordinated loan agreements shall automatically be extended by an additional one year, unless the Company notifies BUCKLER of non-renewal, thirteen months in advance, on or before the scheduled maturity dates.

    The Company had outstanding borrowings under repurchase agreements with BUCKLER totaling approximately $8.4 billion at December 31, 2025. During the year ended December 31, 2025, we incurred approximately $294 million in interest payments to BUCKLER on the repurchase agreements we entered into with BUCKLER. We also had approximately $8.3 billion of collateral posted with BUCKLER securitizing the approximately $8.4 billion of repurchase agreements at December 31, 2025.

    The securities pledged to secure our subordinated loan commitment and the previous subordinated loan represent redeployed capital that we have historically been required to commit to haircuts in connection with our repurchase transactions. The subordinated loan commitment (if demanded by BUCKLER) and related previous subordinated loan are based on standard, FINRA-prescribed terms and conditions, including those governing prepayment rights, events of acceleration and default, and provisions allowing for the return to us of the loan proceeds, in conjunction with the BUCKLER Operating Agreement and subject to FINRA’s rules and regulations.

Equity Sales Agreements

    We have entered into equity sales agreements with BUCKLER and other non-affiliated agents, pursuant to which we may offer and sell shares of our common stock, from time to time, through one or more agents in an “at the market offering” as defined under Rule 415(a)(4) of the Securities Act of 1933, as amended. Each sales agreement provides that the agents are entitled to compensation of up to 2.0% of the gross sales price per share for any of the stock sold under the sales agreement in agency transactions. On July 26, 2023, we entered into the most recent agreement (the Sales Agreement) which increased the cumulative total shares of our common stock registered for sale to 15,000,000 shares. On October 25, 2023, the Sales Agreement was amended to add StockBlock Securities LLC, as a sales agent and on June 20, 2024 it was further amended to add BTIG, LLC as a sales agent. On August 23, 2024, the Sales Agreement was amended to increase by 25,000,000 the number of shares of our common stock that may be offered and sold under the Sales Agreement and on September 20, 2024, it was further amended to add Janney Montgomery Scott LLC, as a sales agent. On February 13, 2025, the Sales Agreement was further amended to increase by 15,000,000 the number of shares of our common stock that may be offered and sold under the Sales Agreement. On July 25, 2025, the Sales Agreement was further amended to increase by 9,500,000 the number of shares of our common stock that may be offered and sold under the Sales Agreement. On January 28, 2026, the Sales Agreement was further amended to increase by 15,000,000 the number of shares of our common stock that may be offered and sold under the Sales Agreement, to remove Janney as a sales agent, and to add Huntington Securities, Inc. as a sales agent.

With BUCKLER as the sales agent, under the Sales Agreement we sold 19,890,218 common shares for proceeds of $351,128,491, net of issuance costs and commissions of approximately $2,653,364, during the year ended December 31, 2025. From January 6, 2026 through March 16, 2026, we sold 11,820,056 common shares for proceeds of $215,673,322, net of issuance costs and commissions of approximately $1,629,773, using BUCKLER as the sales agent.

We have entered into a separate equity sales agreement, dated as of January 29, 2020 with BUCKLER and other non-affiliated agents, pursuant to which we may offer and sell up to 6,550,000 shares of our Series C Preferred Stock, from time to time, through one or more agents in an “at the market offering” as defined under Rule 415(a)(4) of the Securities Act of 1933, as amended. This sales agreement provides that the agents are entitled to compensation of up to 2.0% of the gross sales price per share for any of the stock sold under the sales agreement in agency transactions. We did not sell any shares under this agreement during the year ended December 31, 2025, with BUCKLER as the sales agent.

Our Audit Committee is required to review, approve and authorize related party transactions under Item 404 of Regulation S-K and reviewed, approved and authorized the above described agreements and transactions as related party transactions under Item 404 of Regulation S-K, which approval was subject to approval by our independent directors. Our independent directors separately and simultaneously authorized and approved these agreements and transactions.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED
PUBLIC ACCOUNTANTS

    The Audit Committee of our Board of Directors appointed Deloitte as our independent registered certified public accountants for fiscal years 2024 and 2025 and has appointed Deloitte as our independent registered certified public accountants for fiscal year 2026. The Audit Committee is responsible for the appointment, oversight and termination of our independent registered certified public accountants. We are seeking the ratification of our stockholders of this appointment, although our Audit Committee is not bound by any stockholder action on this matter.

    If the appointment of Deloitte as our independent registered certified public accountants is not ratified by our stockholders, the Audit Committee will reconsider its appointment, but may nevertheless retain Deloitte. Also, even if the appointment of Deloitte as our independent registered certified public accountants is ratified by our stockholders, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests. Deloitte has advised us that no partner or employee of Deloitte has any direct financial interest or any material indirect interest in ARMOUR other than receiving payment for its services as our independent certified public accountants. Representatives of Deloitte are expected to attend the annual meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Certified Public Accountants

    Deloitte served as our independent registered public accountants in fiscal years 2025 and 2024. The following table sets forth the aggregate fees billed to ARMOUR by Deloitte in fiscal years 2025 and 2024, respectively:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Audit Fees	$1,575,000	$2,265,000
Audit-Related Fees	—	—
Tax Fees	59,926	73,937
All Other Fees	1,895	1,895
Total	$1,636,821	$2,340,832

    Audit Fees. “Audit Fees” consist of fees and related expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements. For example, audit fees included fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by our independent auditors to be named in our registration statements and to the use of their audit report in the registration statements. For the year ended December 31, 2024, Audit fees included $900,000 of expenses paid to Deloitte related to a special committee internal investigation in the first quarter of 2024.

    Audit-Related Fees. “Audit-Related Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees”, “Tax Fees” and “All Other Fees.”

    Tax Fees. “Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring. Deloitte provided federal and state tax return preparation services during 2025 and 2024.

    All Other Fees. “All Other Fees” consist of fees and related expenses billed for subscriptions.

Audit Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services

    In connection with Deloitte’s audit of our financial statements for fiscal years 2025 and 2024, we had no disagreement with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

    The Audit Committee periodically approved the provision of various audit, audit-related, tax and other permissible non-audit services by Deloitte. The Audit Committee plans to continue to review and pre-approve such services as appropriate. All of the services provided by Deloitte in 2025 and 2024 were approved by our Audit Committee pursuant to these procedures. Our Audit Committee will continue to review and pre-approve such services as appropriate.

Recommendation of the Board of Directors

    ARMOUR’s Board of Directors recommends a vote “FOR” the ratification of Deloitte as our independent registered certified public accountants for the 2026 fiscal year.

AUDIT COMMITTEE REPORT
Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with the Audit Committee Charter. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm, Deloitte, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles (“GAAP”) for the yearly periods ended December 31, 2025, December 31, 2024 and December 31, 2023, respectively.

In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed with management and Deloitte the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Our Audit Committee also reviewed and discussed with management and Deloitte the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the Annual Report on Form 10-K for the year ended December 31, 2025.

Our Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with our Audit Committee concerning independence, and our Audit Committee discussed with the independent registered public accounting firm their independence from us. Our Audit Committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the PCAOB and as required by the SEC. When considering Deloitte’s independence, our Audit Committee considered whether their provision of services to us beyond those rendered in connection with their integrated audit and quarterly review work was compatible with maintaining their independence. Our Audit Committee also reviewed, among other things, the nature of audit-related services provided and the amount of fees paid to Deloitte for its audit and audit-related services, both separately and in the aggregate.

In reliance on the reviews and discussions referred to above, prior to the filing of our Annual Report on Form 10-K for the year ended December 31, 2025 with the SEC, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in such Annual Report on Form 10-K for filing with the SEC.

The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and discussions with the independent registered public accountant. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with GAAP, or that Deloitte is in fact “independent.”

Submitted by the Audit Committee of the Board of Directors:
Stewart J. Paperin (Chairman)
Z. Jamie Behar
    Robert C. Hain
John P. Hollihan, III

PROPOSAL 3 - ADVISORY (NON-BINDING) VOTE APPROVING ARMOUR’S
2025 EXECUTIVE COMPENSATION

    As described in more detail under the heading, “Executive Officer Compensation” and “Certain Relationships and Related Party Transactions,” we have been managed by ACM, in which we have no ownership interest, since our inception in 2009. We do not have any employees whom we compensate directly in cash. The Management Agreement limits our role in compensating our named executive officers to granting equity compensation. The Management Agreement makes ACM solely responsible for determining and paying all employee expenses, including salaries, bonuses, wages, payroll taxes and benefits for our named executive officers and other ACM employees that provide services to us. We are not entitled under the Management Agreement or otherwise to review or approve compensation decisions made by ACM or how ACM compensates our named executive officers. ACM does not consult with us regarding the compensation of our named executive officers, including how much such officers are paid. This is due to, among other things, our lack of ownership of ACM and the fact that ACM conducts, and our named executive officers participate in, business separate from us.

Notwithstanding the fact that we do not pay cash compensation to our named executive officers, our Compensation Committee may award equity compensation consisting of shares of our common stock to ACM personnel, in addition to the management fees we pay ACM. These compensation-related provisions date to the original Management Agreement from our inception in 2009. In making the determination of whether or not to award equity compensation, our Compensation Committee takes into account, among other things, the management fees we pay to ACM and individual and company performance, both on an absolute basis and relative to our peers.

Our named executive officers’ compensation was derived from the management fees we paid to ACM, pursuant to the terms of the Management Agreement, and vested stock awards granted to our named executive officers in 2025, 2023 and 2021 by the Board of Directors upon the recommendation of the Compensation Committee pursuant to the Plan, plus, in the case of Mr. Harper, the reallocated grants in 2024. We did not award any equity compensation to our named executive officers in 2022 based on 2021 performance. As discussed earlier in this proxy statement, we also recently reached out directly to our largest investors about our executive compensation practices, among other Company matters.

The SEC requires public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. While the vote is advisory and not binding on us, it will provide information to us and our Compensation Committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices described above. Our Compensation Committee will be able to consider the results of this vote when determining equity compensation for our named executive officers in the future.

We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our compensation program for the named executive officers listed under “ARMOUR's Executive Officers” in this proxy statement by voting for or against the following resolution.

    “RESOLVED, that the stockholders approve, on an advisory basis, the 2025 compensation of ARMOUR’s named executive officers, as disclosed in the Company’s proxy statement for the 2026 annual meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

Recommendation of the Board of Directors

    ARMOUR’s Board of Directors recommends a vote “FOR” the approval of ARMOUR’s 2025 compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4 - ADVISORY (NON-BINDING) VOTE APPROVING THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES RELATING TO ARMOUR'S EXECUTIVE COMPENSATION

The SEC rules require public companies to hold periodic advisory (non-binding) votes on the frequency of holding “say-on-pay” votes. Accordingly, as required by the SEC’s rules, we are including this proposal to give our stockholders the opportunity to inform us as to how often they wish the Company to include a “say-on pay” proposal, similar to Proposal 3, in our proxy statement.

We are presenting the following proposal, which gives you, as a stockholder, the opportunity to inform us as to whether you wish us to hold an advisory (non-binding) vote on executive compensation once every (1) one year, (2) two years, or (3) three years, or you may abstain from voting on the proposal set forth in the following resolution.

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.” The Board recommends that you vote “ONE (1) YEAR” as the desired frequency for the Company to hold a non-binding, advisory vote of the stockholders on executive compensation. We believe this frequency is appropriate because (i) this provides the highest level of accountability to our stockholders, and (ii) it aligns the stockholder vote with the frequency of our review of our compensation programs.

Because your vote is advisory in nature, it will not be binding on or overrule decisions by the Board. However, the Board will take into account the outcome of this vote when considering the frequency of future advisory votes on executive compensation.

Recommendation of the Board of Directors

ARMOUR's Board of Directors recommends a vote of “ONE (1) YEAR” as the preferred frequency for advisory votes on executive compensation.

PROPOSAL 5 -APPROVAL OF ARMOUR's FOURTH AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

At the annual meeting, we are asking our stockholders to approve an amendment and restatement of the Plan (as amended and restated, the “Fourth Amended Plan”), which, among other changes, would have the effect of increasing the aggregate number of shares of common stock authorized for issuance pursuant to the Plan from 800,000 shares to 1,800,000 shares, an increase of 1,000,000 shares. As of the date hereof, we have 3,506 shares available for issuance under the Plan. Our compensation committee has confirmed the updates to the Plan stated above and recommended for approval, and our Board subsequently approved, the Fourth Amended Plan, subject to the approval of our stockholders at the annual meeting. If approved by our stockholders, the Fourth Amended Plan will be effective as of April 30, 2026. The proposed Fourth Amended Plan, as amended and restated, is attached to this proxy statement as Appendix A.

The material substantive differences between the Fourth Amended Plan and the Plan are:

•Name of the plan was changed to ARMOUR’s Fourth Amended and Restated 2009 Stock Incentive Plan;
•Aggregate number of shares of ARMOUR’s common stock authorized for issuance pursuant to the Plan was increased by 1,000,000 shares to be, as of March 6, 2026, an aggregate of 1,003,506 shares available for issuance on and after stockholder approval of the Fourth Amended Plan;
•The Fourth Amended Plan would also proportionally lower the maximum number of shares of common stock that may be subject to grants of certain awards to any one Eligible Individual (as defined below) in any fiscal year from 750,000 to 150,000 (to reflect the one-for-five reverse stock split of our common stock effected in September 2023, in accordance with the terms of the Plan);
•Sets the effective date of the Fourth Amended Plan as April 30, 2026, the date of the annual meeting, subject to the approval of our stockholders at the annual meeting (the “Effective Date”),
•Establishes a ten year term such that if approved by our stockholders, the Fourth Amended Plan will terminate on the day immediately preceding the tenth anniversary of the Effective Date, or April 29, 2036;
•Adds a clawback provision to clarify that any Award granted under the Fourth Amended Plan may also provide for the cancellation or forfeiture of such Award and repayment to ARMOUR of any shares of common stock issued under and/or any other benefit related to an Award, consistent with the terms of our Clawback Policy; and
•Eliminated outdated Internal Revenue Code Section 162(m) provisions.
In addition, certain other administrative changes have been included in the Fourth Amended Plan. Other than as described in this proposal, the Plan would not be materially changed from its current state.
The Fourth Amended Plan is intended to attract, retain and reward directors, officers and other employees, and other persons who provide services to us (“Eligible Individuals”). The Fourth Amended Plan allows us to grant a variety of stock-based and cash-based awards to approximately 13 Eligible Individuals.

The Fourth Amended Plan will be administered by our compensation committee. The compensation committee, appointed by the Board, will have the full authority to administer and interpret the Fourth Amended Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the limitations provided in the Fourth Amended Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Fourth Amended Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Fourth Amended Plan or the administration or interpretation thereof. In connection with this authority, the compensation committee may, among other things, establish required periods of employment and/or performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The compensation committee consists of three non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director.

Why our Board of Directors Believes our Stockholders Should Approve the Fourth Amended Plan.

We have determined that the Fourth Amended Plan is necessary because our success is dependent, in large part, on our ability through the ARMOUR Management Agreement with ACM and our equity incentive program to attract, motivate and retain high-performing senior executives who are committed to our core values of stockholder value, prudent risk-taking and integrity. The REIT and mortgage investment industry is highly competitive and attracting and retaining experienced professionals represents a comparative advantage. We compete with a large number of REIT companies, funds, financial institutions and specialty finance companies for executive talent which has significant career mobility. Many of those companies are privately owned and/or have significantly larger market capitalization than we do. Accordingly, they may have significantly more flexibility and resources as it relates to compensating their key professionals. We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our executive officers and other key professionals is essential to maintaining our competitive position. We strongly believe that offering incentives in the form of equity awards is critical to our ability to do so and aligns the interests of our executive officers and other key professionals with those of our stockholders.

Since we began awarding equity compensation in 2011, the number of our executive officers has more than doubled, going from two to four and the number of our equity award recipients has increased from two to 13.

We believe that if approved, the Fourth Amended Plan would be a significant factor in our continuing ability to motivate and retain our existing executive officers and other key professionals and to attract the additional personnel necessary for our future growth. We do not believe that having an “evergreen plan” (which sets the aggregate number of authorized plan shares equal to a fixed percentage of shares issued and outstanding from time to time) is necessary to achieve these goals. Accordingly, we are not requesting, and do not intend to request, that our stockholders approve an amendment to make our Plan an “evergreen plan.” Based on our prior experience and current expectations, we believe that the 1,000,000 additional shares will provide us an opportunity to grant equity awards for three to seven years, depending on the performance and growth of ARMOUR. For more information regarding our historical burn rate and dilutive impact of the Plan, see “Compensation Discussion and Analysis – Compensation Philosophy."

The Compensation Committee’s objectives in developing and administering our equity compensation program are to:

•focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our Company;
•attract, retain and motivate highly-skilled executive officers that will contribute to our successful performance;
•align the interests of our executive officers with the interests of our stockholders by motivating executives to increase long-term stockholder value;
•provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;
•support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and
•maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

Because we have 3,506 shares remaining available for equity grants under the Plan, approval of the Fourth Amended Plan is critical to achieving these objectives and our continued success. We believe that equity compensation is an essential part of our compensation program to help us attract and retain talent in order to create stockholder value and the combination of the ARMOUR Management Agreement and our equity compensation provides the appropriate balance to encourage long-term performance without excessive risk taking. Failure to approve the Fourth Amended Plan would be disruptive because it would force our compensation committee to rely exclusively on cash to compensate and incentivize our executive officers and other key professionals, which would increase cash compensation expense and reduce cash flow available for distribution to our stockholders. Alternatively, if the Fourth Amended Plan is not approved, we may need to implement cash-based incentive plans in order to attempt to achieve these objectives. We believe that equity awards permitted by the Fourth Amended Plan represent the superior alternative, in terms of both efficiency and effectiveness. Not only would continuing the current approach avoid potential disruptions in our relationship with our executive officers and other key professionals, but it would reduce the likelihood that we would need to rely on cash incentive awards in the future and reduce cash flow available for distribution to our stockholders.

The use of our stock as part of our compensation program is also important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation program. We believe that equity compensation motivates our named executive officers and other key professionals to create stockholder value because the value they realize from equity compensation is based on our common stock performance.

Finally, we believe that we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards dilute stockholder equity and, therefore, we have carefully managed our equity incentive compensation. Our equity compensation practices are targeted to be consistent with market norms and we believe our historical share usage has been responsible and mindful of stockholder interests, as described further below.

Available Shares

The Fourth Amended Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, stock appreciation rights, phantom shares, restricted stock units, and other equity-based and cash-based awards. The Board initially allocated up to 6,250 shares to be available under the ARMOUR 2009 Stock Incentive Plan (the “Original Plan”). On July 18, 2011, the Original Plan was amended and restated (the "First Amended Plan") to allocate up to 50,000 shares to be available under the First Amended Plan. On May 8, 2014, at our annual meeting of stockholders, the First Amended Plan was amended and restated by the Plan to increase the aggregate number of shares available under the Plan from 50,000 shares to 375,000 shares. On May 13, 2021, at our annual meeting of stockholders, the Second Amended Plan was amended and restated by the Plan to increase the aggregate number of share available under the Plan from 375,000 shares to 800,000 shares.

Our Board believes that the Plan has assisted in our recruitment and retention of key officers, directors and other personnel, and has helped align their interests with the interests of our stockholders. Our Board believes that the Fourth Amended Plan will allow us to continue to promote these interests and the best interests of the Company and its stockholders. The number of shares that may underlie awards in any one year to any eligible person will be determined by the Compensation Committee or the Board, subject to a maximum of 150,000 shares under the Fourth Amended Plan. If an award granted under the Fourth Amended Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

Awards Under the Fourth Amended Plan

Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the compensation committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the compensation committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends or distributions on the restricted shares of common stock. Such dividends and distributions, however, may be held in escrow until all restrictions on the underlying shares have lapsed. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are generally prohibited from selling such shares until they vest.

Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant. Stock options granted may be either non−qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Code). A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of our common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The compensation committee will specify at the time an option or SAR is granted when and in what proportions an option or SAR becomes vested and exercisable in accordance with the Fourth Amended Plan.

Performance-Based Awards. The compensation committee may grant performance awards, which may be cash or equity based, including performance units and performance shares. Generally, performance awards require satisfaction of pre–established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The compensation committee will set the performance goals used to determine the amount payable pursuant to a performance award.

Other Awards. The compensation committee may also award to certain eligible persons shares of our common stock, RSUs, phantom shares or other awards whose value is based, in whole or in part, on our common stock. Such awards may be in addition to any other awards made under the Fourth Amended Plan, and subject to such other terms and restrictions as determined by the compensation committee in its discretion.

Change in Control

Upon a change in control, as defined in the Fourth Amended Plan, the compensation committee may make certain adjustments which it, in its discretion, determines are necessary or appropriate in light of the change in control, including, accelerating the vesting of some or all of the awards under the Fourth Amended Plan, terminating all awards under the Fourth Amended Plan (allowing for either the exercise of vested awards or a cash payment in lieu of vested awards), converting the awards to the right to receive proceeds in the event of liquidation, or a combination of any of the foregoing. In the event that the compensation committee does not terminate or convert an award upon a change in control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Amendment or Termination

Our Board may amend, alter or discontinue the Fourth Amended Plan, but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the Board must obtain approval of our stockholders for any amendment that would:

•other than through adjustment as provided in the Fourth Amended Plan, increase the total number of shares of common stock reserved for issuance under the Fourth Amended Plan;
•change the class of persons eligible to participate in the Fourth Amended Plan;
•reprice any stock option awards under the Fourth Amended Plan; or
•otherwise require such approval.

The compensation committee may amend the terms of any award granted under the Fourth Amended Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent. The term of the Fourth Amended Plan shall be from the Effective Date until the day immediately preceding the tenth anniversary of the Effective Date unless the Fourth Amended Plan is terminated earlier by the Board pursuant to the terms of the Fourth Amended Plan or is extended by the Board with the approval of the stockholders. The termination of the Fourth Amended Plan shall not impair the power and authority of the compensation committee with respect to any outstanding Award.

Clawback

Awards granted under the Fourth Amended Plan may become subject to recoupment by the Company as provided in our Clawback Policy.

U.S. Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences of certain transactions involving stock options and SARs that may be granted under the Fourth Amended Plan based on federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Eligible Individuals, is not intended to be complete and does not describe federal taxes other than income taxes with respect to certain transactions involving stock options and SARs nor does it describe any state, local or foreign tax consequences.

Tax Consequences to Participants

    Nonqualified stock Options

     Generally, no income will be recognized by an option holder at the time a non-qualified option (an "NSO") is granted; at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the option holder in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares on the date of exercise; and at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options

No income generally will be recognized by an option holder upon the grant or exercise of an incentive stock option (an "ISO"). If common shares are issued to the option holder on exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionholder within two years after the date of grant or within one year after the transfer of such shares to the option holder, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionholder as a long-term capital gain and any loss sustained will be a long-term capital loss. If common shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the option holder generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the option holder generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

To the extent that the fair market value of Common Stock (determined at the time of ISO grant) is $100,000 or less at the first time that the ISO is exercisable, the exercise of the ISO should not be subject to regular federal income tax. The excess of the fair market value of Common Stock (determined at the time of ISO exercise) over the Exercise Price, however, is an add-back item for purposes of the federal alternative minimum tax (“AMT”). Accordingly, option holders may become subject to the AMT when they exercise ISOs. To the extent that the fair market value of Common Stock is more than $100,000 at the first time an ISO is exercisable, the exercise of the ISO will be taxed as though it were an NSO.

SARs

No income will be recognized by a recipient of a SAR in connection with the grant of a SAR. When the SAR is exercised, the holder thereof will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any common shares received on the exercise.

Tax Consequences to the Company or its Subsidiaries

To the extent that the Company becomes subject to federal income taxes and an Eligible Individual recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Recommendation of the Board of Directors

ARMOUR’s Board of Directors unanimously recommends a vote “FOR” approval of the Fourth Amended Plan. Our Board has approved the Fourth Amended Plan.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own 10% or more of our common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us during the year ended December 31, 2025, all such filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with except for one Form 4 report reporting one transaction for Mr. Hain.

STOCKHOLDER PROPOSAL DEADLINE
    Under our Bylaws, ARMOUR must receive notice of any nomination or other business intended to be presented by an eligible stockholder at the 2027 annual meeting of stockholders not earlier than October 20, 2026 nor later than 5:00 p.m., Eastern Time, on November 19, 2026; provided that in the event that the date of the 2027 annual meeting is advanced or delayed by more than 30 days from April 30, 2026, notice must be delivered not earlier than the 150th day before the date of the 2027 annual meeting nor later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2027 annual meeting, as originally convened, and the tenth day following the day on which public announcement of the date of the 2027 annual meeting is first made. The deadline for any stockholder proposal for inclusion in our proxy materials for the 2027 annual meeting pursuant to Rule 14a-8 under the Exchange Act is November 19, 2026; provided that a proposal will not be considered properly brought before the meeting if notice thereof is provided after the deadline in our Bylaws, regardless of whether the stockholder is seeking to include the proposal in our proxy materials. Any notice regarding any stockholder proposal must include the information specified in Article II, Section 11 of our Bylaws. In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than ARMOUR’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that they intend to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. Please note that the notice requirement under SEC Rule 14a-19 is the same as the applicable notice requirements under the advance notice provisions of our Bylaws described above.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single annual report and proxy statement or Notice of Internet Availability of Proxy Materials will be delivered to multiple street name stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once a stockholder has received notification from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate copy of the 2026 proxy statement and 2025 annual report or Notice of Internet Availability of Proxy Materials, and/or wishes to receive separate copies of proxy statements and annual reports or Notices of Internet Availability of Proxy Materials in the future, or if, at any time, stockholders who share an address and receive separate copies of the 2026 proxy statement and 2025 annual report or Notice of Internet Availability of Proxy Materials, would like to receive a single copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials in the future, such stockholder or stockholders may (1) notify its or their broker or brokers or (2) direct its or their written or oral request to: Gordon Harper, ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, (772) 617-4340.

Upon written or oral request of a stockholder at a shared address to which a single copy of the 2026 proxy statement and 2025 annual report or Notice of Internet Availability of Proxy Materials was delivered, we will deliver promptly separate copies of these documents.

OTHER MATTERS
The Board of Directors knows of no other matters to come before the annual meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

By order of the Board of Directors,
Scott J. Ulm
Chief Executive Officer and Vice Chairman
March 19, 2026
A copy of ARMOUR’s annual report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements, but excluding exhibits thereto, which has been filed with the SEC, will be made available without charge to interested stockholders upon written request. A copy of any exhibit thereto will be made available upon the payment of our reasonable expenses in furnishing the exhibit. Written requests should be sent to: Gordon Harper, ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963.

Appendix A
ARMOUR RESIDENTIAL REIT, INC.
FOURTH AMENDED AND RESTATED
2009 STOCK INCENTIVE PLAN

(As proposed to be amended)

1. ESTABLISHMENT, EFFECTIVE DATE AND TERM
(a) ARMOUR Residential REIT, Inc., a Maryland corporation hereby establishes the ARMOUR Residential REIT, Inc. Fourth Amended and Restated 2009 Stock Incentive Plan. The Effective Date of the Plan shall be April 30, 2026, the date of the Company’s 2026 annual meeting of stockholders or such other date to which such meeting may be adjourned, subject to the requisite approval of the Company’s stockholders of the Plan at such meeting. Any Award issued under the Plan prior to the shareholders’ approval of the Plan shall be contingent on such approval.
(b) Plan Term. The Plan’s term shall be from the Effective Date until the day immediately preceding the tenth anniversary of the Effective Date. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date unless the Plan is terminated earlier by the Board pursuant to Section 14(k) or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to any outstanding Award.
2. PURPOSE
The purpose of the Plan is to enable ARMOUR to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in ARMOUR and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the stockholders of ARMOUR.
3. ELIGIBILITY
Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.
4. ADMINISTRATION
(a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.
(b) Delegation to Officers or Employees. The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law.
(c) Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.
(d) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company may operate, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.
(e) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of ARMOUR, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of ARMOUR. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.
5. SHARES OF COMMON STOCK SUBJECT TO PLAN
(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 1,800,000 shares of Common Stock. The maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options is 1,800,000.
(b) Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:
(i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of one hundred percent (100%) of such shares may be issued in connection with Awards, other than Options and Stock Appreciation Rights, that are settled in Common Stock;
(ii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of one hundred fifty thousand (150,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;
(iii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of one hundred fifty thousand (150,000) of such shares may be subject to grants of Performance Shares, Restricted Stock, and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and
(iv) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be one million dollars ($1,000,000).

(c) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:
(i) In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the full number of shares of Common Stock subject to the Option or Stock Appreciation Right; and
(ii) In connection with the granting of an Award that may be settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the full number of shares of Common Stock subject to the Award.
(d) Cancelled, Forfeited, or Surrendered Awards. Notwithstanding anything to the contrary in this Plan, if any Award that may be settled in Common Stock is cancelled, forfeited, terminated or settled in cash for any reason, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited, terminated or settled in cash, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award which are tendered cancelled, forfeited, withheld or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan.
(e) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of ARMOUR by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of ARMOUR or other increase or decrease in such shares effected without receipt of consideration by ARMOUR occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan, (ii) the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) the aggregate limit of the number of shares of Common Stock that may be issued in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock, (iv) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (v) the calculation of the reduction or increase of shares of Common Stock available under the Plan, (vi) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; and/or (vii) the Exercise Price of outstanding Options granted under the Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(e), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(e) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.
6. OPTIONS
(a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.
(b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.
(c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.
(d) Limitation on Repricing. Unless such action is approved by ARMOUR’s stockholders in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); and (iv) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards as part of a strategy to materially enhance the position of the holder of such Options or Stock Appreciation Rights with respect to their value as of the time of such substitution (other than adjustments pursuant to Sections 5(e) and 11).
(e) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options and unless otherwise provided by the Committee, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.
(f) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.
(g) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.
(i) Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject to an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.
(ii) Ten Percent Shareholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of ARMOUR, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.
(h) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto or in the Plan.
(i) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to ARMOUR a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Unless otherwise provided by the Committee, said notice must be delivered to ARMOUR- at its principal office and addressed to the attention of the Chief Financial Officer or delivered to the Chief Financial Officer by e-mail. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.
(j) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:
(i) by cash, certified or cashier’s check, bank draft or money order;
(ii) through the delivery to ARMOUR of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to ARMOUR’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in ARMOUR incurring any liability under Section 16(b) of the Exchange Act;
(iii) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to ARMOUR, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (B) to ARMOUR to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or
(iv) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.
(k) Termination of Employment, Disability or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.
(i) Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.
(ii) Disability. If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.
(iii) Death. If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.
(iv) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.
7. STOCK APPRECIATION RIGHTS
(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.
(b) Terms and Conditions of Stock Appreciation Rights. The terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing (as set forth in Section 6(d) hereof) and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.
(c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the Chief Financial Officer of ARMOUR, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.
(d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.
8. RESTRICTED STOCK
(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.
(b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Shares of Restricted Stock subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 9(d).
(c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, ARMOUR may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. ARMOUR may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in the ARMOUR Residential REIT, Inc. Fourth Amended and Restated 2009 Stock Incentive Plan (the “Plan”) or any successor plan, and in an Agreement entered into by and between the registered owner of such shares and the ARMOUR Residential REIT, Inc. (the “Company”), dated _____________ (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”
(d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions, if any, if held in escrow by the Company with respect to such Restricted Stock.
(e) Stockholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed.

(f) Termination of Service. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by ARMOUR with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, all grants of Restricted Stock that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9(e) as if such grants of Restricted Stock were Awards of Performance Shares. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.
9. PERFORMANCE SHARES AND PERFORMANCE UNITS
(a) Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.
(b) Performance Goals. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, ARMOUR’s enterprise value, book value, or other value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, ARMOUR’s after-tax or pre-tax profits including, without limitation, that attributable to ARMOUR’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, ARMOUR’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, ARMOUR’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of ARMOUR’s long-term or short-term public or private debt or other similar financial obligations of ARMOUR, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from ARMOUR’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, ARMOUR’s revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, ARMOUR’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, ARMOUR’s after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of ARMOUR’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; (xii) successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith and/or (xiii) the attainment of certain target levels of, or a specified increase in, core income. In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of ARMOUR of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by ARMOUR (or a subsidiary, division, or other operational unit of ARMOUR) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. The Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.
(c) Terms and Conditions of Performance Shares and Performance Units. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. A holder of Performance Shares or Performance Units is not entitled to the rights of a holder of our Common Stock. No payments shall be made with respect to unvested Performance Shares and Performance Units.
(d) Determination and Payment of Performance Units or Performance Shares Earned. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. No later than the last day of the second month following the end of the calendar year in which the applicable Performance Period ends, the amounts payable or distributable with respect to Performance Shares or Performance Units shall be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.
(e) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.
(i) Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.
(ii) Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award

Agreement; provided, however , that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.
10. OTHER AWARDS
Awards of shares of Common Stock, phantom stock, restricted stock units and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.
11. CHANGE IN CONTROL
Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of ARMOUR, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of ARMOUR, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of ARMOUR, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding entity (or an affiliate thereof).
12. CHANGE IN STATUS OF PARENT OR SUBSIDIARY
Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a

Participant employed by such entity or business unit as terminated if such Participant is not employed by ARMOUR or any entity that is a part of the Company immediately after such event.
13. REQUIREMENTS OF LAW
(a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.
(b) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.
(c) Clawback. Notwithstanding any provision of this Plan to the contrary, any Award granted under this Plan may also provide for the cancellation or forfeiture of such Award and repayment to the Company of any shares of Common Stock issued under and/or any other benefit related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.
(d) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of the minimum amount of taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.
(e) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.
14. GENERAL PROVISIONS
(a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.
(b) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.
(c) Dividends and Dividend Equivalents. Except as provided by the Committee in its sole and absolute discretion or as otherwise provided in Section 5(e) and subject to Section 8(e) and 9(c) of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Common Stock covered by an Award which has not vested, or an Option. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts.
(d) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for ARMOUR determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a stockholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.
(e) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.
(f) Issuance of Certificates; Stockholder Rights. ARMOUR shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued in certificated form pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a stockholder with respect to such

Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.
(g) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the applicable Award Agreement or rule, law or regulation, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.
(h) Buyout and Settlement Provisions. Except as prohibited in Section 6(d) of the Plan, the Committee may at any time on behalf of ARMOUR offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.
(i) Use of Proceeds. The proceeds received by ARMOUR from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of ARMOUR.
(j) Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award. Notwithstanding the foregoing, without the approval of the stockholders of ARMOUR in accordance with applicable law, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that the foregoing shall not apply to adjustments or substitutions in accordance with Section 5 or Section 12.
(k) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the stockholders of ARMOUR in accordance with applicable law and the Articles of Incorporation and Bylaws of ARMOUR shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan: (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 12 hereof): (iii) the approval of which is necessary to comply with federal or state law (including without limitation Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposes to eliminate a requirement provided herein that the stockholders of ARMOUR must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 12 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.
(l) Section 409A of the Code. The Plan is intended not to provide for deferral of compensation for purposes of Section 409A of the Code, by means of complying with Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A of the Code. The provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A of the Code and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.
In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A of the Code, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for any Award that is subject to Section 409A of the Code to comply therewith. In such event, the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the related regulations, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.
Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.
(m) Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.
(n) Detrimental Activity. All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 14(n) if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 14(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.

(o) Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.
(p) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
(q) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.
(r) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.
(s) Headings . The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
(t) Pronouns . The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.
(u) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.
(v) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
(w) Notices. Unless otherwise provided by the Committee, any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by e-mail or by hand, to ARMOUR, to its principal place of business or e-mail, attention: Chief Financial Officer, ARMOUR Residential REIT, Inc., and if to the holder of an Award, to the address or e-mail as appearing on the records of the Company.

APPENDIX A
DEFINITIONS

“ARMOUR” means ARMOUR Residential REIT, Inc., a Maryland Corporation, including any successor thereto by merger, consolidation, acquisition or otherwise.
“Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right, phantom share, restricted stock unit or any other award granted pursuant to the Plan.
“Award Agreement” means a written agreement entered into by ARMOUR and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.
“Board” means the board of directors of ARMOUR.
“Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.
“Change in Control” shall be deemed to occur upon:
(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than ARMOUR, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of ARMOUR in substantially the same proportions as their ownership of common stock of ARMOUR), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of ARMOUR representing thirty percent (30%) or more of the combined voting power of ARMOUR’s then outstanding securities;
(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by ARMOUR’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(c) a consummation of a merger, consolidation, reorganization, or other business combination of ARMOUR with any other entity, other than a merger or consolidation which would result in the voting securities of ARMOUR outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of ARMOUR or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of ARMOUR (or similar transaction) in which no person acquires thirty percent (30%) or more of the combined voting power of ARMOUR’s then outstanding securities shall not constitute a Change in Control; or
(d) complete liquidation of ARMOUR or the consummation of the sale or disposition by ARMOUR of all or substantially all of ARMOUR’s assets other than (x) the sale or disposition of all or substantially all of the assets of ARMOUR to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of ARMOUR at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of ARMOUR.
However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.
“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of ARMOUR.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means a compensation committee or a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.
“Common Stock” means the common stock, par value $0.001 per share, of ARMOUR.
“Company” means ARMOUR, the subsidiaries of ARMOUR, and all other entities whose financial statements are required to be consolidated with the financial statements of ARMOUR pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of ARMOUR as determined by the Committee in its sole and absolute discretion.
“Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).
“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).
“Detrimental Activity” means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that is classified by the Company as a basis for a termination for Cause; (iii) the Participant’s Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; or (iv) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company. For purposes of subparagraph (i) above, the Chief Executive Officer and any General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.
“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however , that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.
“Disparagement” means making any comments or statements to the press, the Company’s employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.
“Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.
“Effective Date” shall mean the date that the Plan was approved by the stockholders of ARMOUR in accordance with the laws of the State of Maryland.
“Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company, provided, however, that for purposes of granting Options and Stock Appreciation Rights there shall be excluded from the definition of Eligible Individual any individual performing services for the Company, who does not perform services for ARMOUR or any other entity with respect which Common Stock is “service recipient stock” as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.
“Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.
“Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.
“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.
“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.
“Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.
“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.
“Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.
“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

“Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.
“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.
“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary of ARMOUR.
“Plan” means this ARMOUR Residential REIT, Inc. Fourth Amended and Restated 2009 Stock Incentive Plan.
“Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual, provided, however, that for purposes of granting Options and Stock Appreciation Rights there shall be excluded for the definition of Prospective Employee any individual who does commit to perform services for ARMOUR or any other entity with respect which Common Stock is “service recipient stock” as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.
“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.
“Section 424 Employee” means an employee of ARMOUR or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.
“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.
“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

SCAN TO
VIEW MATERIALS & VOTE

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet or Telephone - QUICK * EASY**
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

Your phone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 29, 2026.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90222-P47652

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARMOUR RESIDENTIAL REIT, INC.

1. To elect eight (8) directors to ARMOUR's Board of Directors as listed below to serve until ARMOUR's 2027 annual meeting of stockholders and until his or her successor is duly elected and qualified.

NOMINEES:	**For**	**Against**	**Abstain**
1a. Z. Jamie Behar	☐	☐	☐
1b. Marc H. Bell	☐	☐	☐
1c. Carolyn Downey	☐	☐	☐
1d. Robert C. Hain	☐	☐	☐
1e. John P. Hollihan, III	☐	☐	☐
1f. Stewart J. Paperin	☐	☐	☐
1g. Daniel C. Staton	☐	☐	☐
1h. Scott J. Ulm	☐	☐	☐

Please indicate if you plan to attend this meeting.	**Yes**	**No**
	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. To approve, by non-binding advisory vote, the frequency of stockholder advisory votes relating to ARMOUR's executive compensation.	☐	☐	☐	☐

	For	**Against**	**Abstain**
5. To approve ARMOUR's Fourth Amended and Restated 2009 Stock Incentive Plan.	☐	☐	☐

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be held on April 30, 2026:
The accompanying proxy statement and the 2025 Annual Report on Form 10-K are available at: www.proxyvote.com.

If you plan to attend the virtual-only meeting, please visit www.virtualshareholdermeeting.com/ARR2026

V90223-P47652

PROXY

ARMOUR RESIDENTIAL REIT, INC.
ANNUAL MEETING OF STOCKHOLDERS ON APRIL 30, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF ARMOUR RESIDENTIAL REIT, INC.

The undersigned stockholder of ARMOUR Residential REIT, Inc., a Maryland corporation ("ARMOUR"), having read the Notice of Annual Meeting of Stockholders and the proxy statement dated March 19, 2026, receipt of which is hereby acknowledged, revoking all prior proxies hereby appoints Scott J. Ulm, with full power to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ARMOUR to be held by means of a live virtual on-line webcast at 8:00 a.m. Eastern Time, on April 30, 2026, and any adjournment or postponement thereof, on the matters set forth in this proxy and described in the proxy statement, and in their discretion with respect to such other matters as may be properly be brought before the meeting or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side